                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 29, 1999

                                      AMONG

                       HEALTHCARE IMAGING SERVICES, INC.,

                                  HIS PPM CO.,

                     JERSEY INTEGRATED HEALTHPRACTICE, INC.,

                        PAVONIA MEDICAL ASSOCIATES, P.A.

                                       AND

        THE PHYSICIAN STOCKHOLDERS OF PAVONIA MEDICAL ASSOCIATES, P.A.





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                                TABLE OF CONTENTS


ARTICLE I.

      DEFINITIONS............................................................1
      Section 1.01 Definitions...............................................1
      Section 1.02 Rules of Construction....................................10

ARTICLE II.

      THE MERGER AND THE SURVIVING CORPORATION..............................11
      Section 2.01 Effective Time of the Merger.............................11
      Section 2.02 Surviving Corporation....................................12
      Section 2.03 Exchange of Consideration................................12
      Section 2.04 Status of Company Shares After Effective Date............12
      Section 2.05 Name.....................................................12
      Section 2.06 Certificate of Incorporation.............................12
      Section 2.07 Bylaws...................................................13
      Section 2.08 Directors and Officers...................................13
      Section 2.09 Risk of Loss.............................................13
      Section 2.10 Closing Date Financial Statements........................13

ARTICLE III.

      THE CLOSING...........................................................13
      Section 3.01 Closing Date.............................................13
      Section 3.02 Deliveries at Closing....................................13

ARTICLE IV.

      REPRESENTATIONS AND WARRANTIES
      OF THE SELLER AND THE COMPANY.........................................15
      Section 4.01 Organization and Qualification...........................16
      Section 4.02 Authority................................................16
      Section 4.03 Consents and Approvals; No Violations....................16
      Section 4.04 Capitalization...........................................16
      Section 4.05 Subsidiaries.............................................17
      Section 4.06 Articles of Incorporation and By-laws....................17
      Section 4.07 Compliance With Laws; Licenses...........................17
      Section 4.08 Litigation; Investigations...............................18
      Section 4.09 Taxes....................................................18
      Section 4.10 Employee Benefit Plans; ERISA............................20

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      Section 4.11 Labor Relations..........................................22
      Section 4.12 Insurance Policies.......................................23
      Section 4.13 Financial Statements and Books and Records...............23
      Section 4.14 No Material Adverse Change...............................24
      Section 4.15 Absence of Liabilities...................................24
      Section 4.16 Absence of Specified Changes.............................24
      Section 4.17 Corporate Names..........................................26
      Section 4.18 Real Property; Leases....................................26
      Section 4.19 Equipment and Personal Property..........................27
      Section 4.20 Intellectual Property....................................27
      Section 4.21 Software.................................................28
      Section 4.22 Contracts................................................28
      Section 4.23 Inventory................................................29
      Section 4.24 Directors, Officers and Employees........................29
      Section 4.25 Title to Properties; Liens...............................29
      Section 4.26 Condition of Assets......................................29
      Section 4.27 Transactions with Affiliates.............................29
      Section 4.28 Valid Transfer...........................................29
      Section 4.29 Absence of Certain Practices.............................29
      Section 4.30 Accounts Payable.........................................30
      Section 4.31 Accounts Receivable......................................30
      Section 4.32 Identification of Depositories and Authority.............30
      Section 4.33 WARN Act.................................................30
      Section 4.34 Records..................................................30
      Section 4.35 Medicine.................................................30
      Section 4.36 Fraud and Abuse..........................................31
      Section 4.37 Third-Party Payors.......................................31
      Section 4.38 Compliance with Medicare and Medicaid Programs...........31
      Section 4.39 Rate Limitations and Rates...............................32
      Section 4.40 Participation in Audits..................................32
      Section 4.41 Reimbursement Documentation..............................32
      Section 4.42 DVI Term Loan............................................32
      Section 4.43 Environmental Laws.......................................32
      Section 4.44 Patients.................................................32
      Section 4.45 Medical Waste............................................33
      Section 4.46 Patient Referrals........................................33
      Section 4.47 Physician Self-Referral..................................33
      Section 4.48 Disclosure...............................................33
      Section 4.49 Investment Intent of the Seller..........................33

ARTICLE V.

      REPRESENTATIONS AND WARRANTIES OF
      THE PURCHASER AND THE MERGER SUB......................................34
      Section 5.01 Organization and Qualification...........................34
      Section 5.02 Authority................................................34
      Section 5.03 Consents and Approvals; No Violations....................35
      Section 5.04 Capitalization...........................................36
      Section 5.05 Commission Filings.......................................36
      Section 5.06 No Material Adverse Change...............................36
      Section 5.07 Absence of Liabilities...................................36
      Section 5.08 Litigation...............................................37
      Section 5.09 Taxes....................................................37

ARTICLE VI.

      CERTAIN COVENANTS.....................................................37
      Section 6.01 Access to Information....................................37
      Section 6.02 Conduct of Business in Normal Course.....................37
      Section 6.03 Consent..................................................40
      Section 6.04 Further Assurances.......................................40
      Section 6.05 No Solicitation..........................................40
      Section 6.06 Notification of Certain Matters..........................40
      Section 6.07 Supplements to Schedules.................................40
      Section 6.08 Confidentiality..........................................41
      Section 6.09 Independent Appraisal....................................42
      Section 6.10 Fees and Expenses........................................42
      Section 6.11 DVI Term Loan............................................43
      Section 6.12 Proxy Statement..........................................43

ARTICLE VII.

      CONDITIONS TO EACH PARTY'S OBLIGATIONS................................44
      Section 7.01 Governmental Authorizations; Consents....................44
      Section 7.02 Absence of Litigation....................................44
      Section 7.03 No Injunction............................................44

ARTICLE VIII.

      CONDITIONS PRECEDENT TO THE PURCHASER'S
      AND THE MERGER SUB'S OBLIGATION.......................................44
      Section 8.01 Accuracy of Representations and Warranties...............45
      Section 8.02 Performance by the Seller, the Company and the
      Physician Stockholders................................................45
      Section 8.03 Investigations...........................................45

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      Section 8.04 Casualty Losses; Material Change.........................45
      Section 8.05 Stock....................................................45
      Section 8.06 Board of Directors.......................................45
      Section 8.07 Investment Representations...............................45
      Section 8.08 CLIA.....................................................45
      Section 8.09 Employment Agreements....................................46
      Section 8.10 Leases...................................................46
      Section 8.11 Agreements with Stockholders of the Seller...............46
      Section 8.12 Liberty HealthCare System, Inc...........................46
      Section 8.13 Financing................................................46
      Section 8.14 Audited Financial Statements.............................46
      Section 8.15 Unaudited Financial Statements...........................46
      Section 8.16 FIRPTA Certificate.......................................47
      Section 8.17 Consents.................................................47
      Section 8.18 Administrative Services Agreement........................47
     [Section 8.19 IPA Agreement............................................47
      Section 8.20 Compliance with Laws.....................................47
      Section 8.21 Opinions of Counsel......................................47
      Section 8.22 Voting Agreement.........................................47

ARTICLE IX.

      CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS......................47
      Section 9.01 Accuracy of Representations and Warranties...............47
      Section 9.02 Performance by Purchaser.................................47
      Section 9.03 Board Representation.....................................48
      Section 9.04 Liberty HealthCare System, Inc...........................48
      Section 9.05 Consents.................................................48
      Section 9.06 Compliance with Laws.....................................48

ARTICLE X.

      SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                 COVENANTS AND AGREEMENTS...................................48

ARTICLE XI.

      INDEMNIFICATION.......................................................49
      Section 11.01 General Indemnity.......................................49
      Section 11.02 Indemnification Procedure...............................50


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ARTICLE XII.

      TERMINATION...........................................................52
      Section 12.01 Right to Terminate......................................52
      Section 12.02 Obligations to Cease....................................52

ARTICLE XIII.

      OBLIGATIONS AFTER THE CLOSING.........................................53
      Section 13.01 Tax Returns.............................................53
      Section 13.02 Employees and Employee Benefits.........................53
      Section 13.03 Tax Audits..............................................54
      Section 13.04 Certain Contracts.......................................54
      Section 13.05 Further Assurances......................................54
      Section 13.06 Board Representation....................................54
      Section 13.07 Seller's Indebtedness to the Company....................54
      Section 13.08 Line of Credit..........................................55

ARTICLE XIV.

      MISCELLANEOUS.........................................................55
      Section 14.01 Publicity...............................................55
      Section 14.02 Costs...................................................56
      Section 14.03 Headings................................................56
      Section 14.04 Notices.................................................56
      Section 14.05 Assignment and Successors...............................58
      Section 14.06 Binding Effect..........................................58
      Section 14.07 Governing Law; Forum; Process...........................58
      Section 14.08 Entire Agreement........................................58
      Section 14.09 Counterparts............................................59
      Section 14.10 Severability............................................59
      Section 14.11 No Prejudice............................................59
      Section 14.12 Words in Singular and Plural Form.......................59
      Section 14.13 Parties in Interest.....................................59
      Section 14.14 Amendment and Modification..............................59
      Section 14.15 Waiver..................................................59
      Section 14.16 Knowledge...............................................59


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                                    SCHEDULES

Schedule 4.03     Consents
Schedule 4.04     Capitalization
Schedule 4.05     Subsidiaries
Schedule 4.07     Permits
Schedule 4.08     Litigation
Schedule 4.09     Taxes
Schedule 4.10     Employee Benefit Plans
Schedule 4.12     Insurance Policies
Schedule 4.14     Material Adverse Changes
Schedule 4.15     Liabilities
Schedule 4.16     Specified Changes
Schedule 4.17     Corporate Names
Schedule 4.18     Real Property/Leases
Schedule 4.19     Equipment and Personal Property
Schedule 4.20     Intellectual Property
Schedule 4.21     Software
Schedule 4.22     Contracts
Schedule 4.23     Inventory
Schedule 4.24     Directors, Officers and Employees
Schedule 4.25     Liens
Schedule 4.27     Transactions with Affiliates
Schedule 4.32     Depositories
Schedule 4.37     Third Party Payor Contracts
Schedule 4.39     Standard, Medicare and Medicaid Rates
Schedule 4.44     Adverse Relationships with Patients
Schedule 5.06     Purchaser/No Material Adverse Change
Schedule 5.07     Purchaser/Absence of Liabilities
Schedule 5.0      Purchaser/Litigation
Schedule 5.09     Purchaser/Taxes
Schedule 13.      Certain Contracts
Schedule 13.07(a) Seller's Operational Costs
Schedule 13.07(b) Physician Employee Compensation


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                                    EXHIBITS


Exhibit 1   Form of Administrative Services Agreement

Exhibit 2   Form of Delaware Certificate of Merger

[Exhibit     Form of IPA Agreement]

Exhibit 4   Form of Line of Credit Security Agreement

Exhibit 5   Form of Loan Agreement

Exhibit 6   Form of New Jersey Certificate of Merger

Exhibit 7   Form of Promissory Note

Exhibit 8   Form of Security Agreement

Exhibit 9   Form of Voting Agreement

Exhibit 1   Form of Certificate of Designations for Series E Preferred Stock

Exhibit 1   Opinion of Counsel to the Seller

Exhibit 1   Form of FIRPTA Certificate





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                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of January 29, 1999 (this "Agreement"), by and among HealthCare Imaging Services, Inc., a Delaware corporation (the "Purchaser"), HIS PPM Co., a Delaware corporation (the "Merger Sub"), Jersey Integrated HealthPractice, Inc., a New Jersey corporation (the "Company"), Pavonia Medical Associates, P.A., a New Jersey professional corporation (the "Seller"), and the physician stockholders of the Seller, all of whom are listed on the signature pages hereto (the "Physician Stockholders").

      WHEREAS, the Board of Directors of the Purchaser and the Board of Directors and the stockholders of the Company have each determined that a business combination between the Purchaser and the Company is in the best interests of their respective companies and stockholders, and accordingly have agreed to effect the Merger provided for herein upon the terms and subject to the conditions set forth herein;

      WHEREAS, for federal income tax purposes, it is intended that the Merger contemplated herein shall qualify as a reorganization within the meaning of
Section 368(a) of the Code, and that this Agreement together with that certain Agreement and Plan of Merger by and among the Purchaser, the Merger Sub, Liberty and the Company constitute a plan of reorganization, within the meaning of Treasury Regulation Section 1.368-2(g) promulgated under the Code; and

      WHEREAS, the Company, the Seller, the Physician Stockholders, the Purchaser and the Merger Sub desire to make certain representations, warranties and agreements in connection with the Merger.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS


      Section 1.01 Definitions. As used throughout this Agreement, the following terms have the following meanings:

            "Accountants" means Coopers & Lybrand, LLP.

            "Administrative Services Agreement" means the Administrative Services Agreement entered into between the Company and the Seller, substantially in the form of Exhibit 1 hereto, dated on or prior to the date hereof and effective as of the Closing Date, as amended,

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modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto.

            "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Capital Stock, by contract or otherwise.

            "Affiliated Group" has the meaning ascribed thereto in Section 11.01(a).

            "Agreement" means this Agreement, as amended, modified or supplemented from time to time in accordance with the terms hereof, together with any exhibits, schedules or other attachments thereto.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock or any form of membership interests, as applicable, whether outstanding on the Closing Date or issued after the Closing Date and any and all rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

            "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980.

            "CLIA" means the Clinical Laboratories Improvement Act.

            "Closing" has the meaning ascribed thereto in Section 3.01.

            "Closing Date" has the meaning ascribed thereto in Section 3.01.

            "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.

            "Code" means the Internal Revenue Code of 1986 (or any successor statute thereto), as amended from time to time.

            "Commission" means the Securities and Exchange Commission.

            "Commission Filings" has the meaning ascribed thereto in Section
5.05.

            "Common Stock" has the meaning ascribed thereto in Section 2.03.

            "Common Stock Consideration" has the meaning ascribed thereto in
Section 2.03.

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            "Company" means Jersey Integrated HealthPractice, Inc. or any predecessor.

            "Company's Financial Statements" means the 1998 Company Financial Statements, the 1997 Company Financial Statements, the 1996 Company Financial Statements and the Interim 1998 Company Financial Statements.

            "1998 Company Financial Statements" means the audited financial statements of the Company for the fiscal year ended September 30, 1998, including the balance sheet as at September 30, 1998 and the related statements of operations, stockholders' equity and changes in financial position for the year ended September 30, 1998, prepared on an accrual basis in accordance with GAAP, together with the audit opinion of the Accountants thereon.

            "1997 Company Financial Statements" means the audited financial statements of the Company for the fiscal year ended September 30, 1997, including the balance sheet as at September 30, 1997 and the related statements of operations, stockholders' equity and changes in financial position for the year ended September 30, 1997, prepared on an accrual basis in accordance with GAAP, together with the audit opinion of the Accountants thereon.

            "1996 Company Financial Statements" means the audited financial statements of the Company for the fiscal year ended September 30, 1996, including the balance sheet as at September 30, 1996 and the related statements of operations, stockholders' equity and changes in financial position for the year ended September 30, 1996, prepared on an accrual basis in accordance with GAAP, together with the audit opinion of the Accountants thereon.

            "Confidential Information" means all non-public information and records, including the existence and terms of this Agreement, whether written or oral, concerning the business of any other party hereto; provided, however, that the term Confidential Information shall not include information or data which
(i) at the time of disclosure is generally available to and known by the public other than as a result of disclosure in violation of clause (a) or (b) of
Section 6.08, (ii) was or becomes available to a party on a non-confidential basis from a source other than the other party or its agents or advisors; provided, however, that such source is not bound by a confidentiality agreement or obligation of secrecy in respect thereof or (iii) may be disclosed by the Purchaser pursuant to Section 14.01 hereof.

            "Consents" means governmental and third party consents, permits, approvals, orders, authorizations, qualifications, and waivers necessary for the consummation of the transactions contemplated hereby or that thereafter may be necessary to effectuate the transfer or renewal of any other license, approval or authorization.

            "Contracts" has the meaning ascribed thereto in Section 4.22.

            "Conversion Shares" has the meaning ascribed thereto in Section
5.02.


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            "Delaware Certificate" means the certificate of merger substantially in the Form of Exhibit 2 hereto, together with any exhibits, schedules or other attachments thereto.

            "DGCL" means the Delaware General Corporation Law.

            "Disclosing Party" has the meaning ascribed thereto in Section 6.08(b).

            "Dr. Patel" means Dr. Manmohan A. Patel.

            "Dr. Sklower" means Dr. Jay Sklower.

            "DVI Term Loan" means the $1.0 million term loan funded to the Company by DVI Financial Services, Inc. on January 8, 1998.

            "Effective Time" has the meaning ascribed thereto in Section 2.01.

            "Environmental Laws" means any applicable federal, state, local or foreign laws, statutes, rules, regulations, orders, consent decrees, judgments, permits or licenses, relating to prevention, remediation, reduction or control of pollution, or protection of the environment, natural resources and/or human health and safety, including, without limitation, such applicable Laws or Licenses relating to (a) solid waste and/or Hazardous Materials generation, handling, transportation, use, treatment, storage or disposal, (b) air, water, and noise pollution, (c) soil, ground, water or groundwater contamination, (d) the manufacture, generation, processing, handling, distribution, use, treatment, storage, transportation or release, emission or discharge into the environment of Hazardous Materials, (e) regulation of underground and above ground storage tanks, (f) the obtaining, sale, use, storage, disposal or testing of any human blood or blood product and (g) the disposal of medical waste.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, as amended from time to time.

            "Excess Cash Flow" has the meaning ascribed thereto in Section
13.07.

            "FDA" means the Food and Drug Administration.

            "FIRPTA Certificate" has the meaning ascribed thereto in Section
8.16.

            "GAAP" means generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date of determination.

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            "Governmental Authority" means any governmental or
quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, arbitration panel, department, authority, body or other instrumentality or political unit or subdivision or official thereof, whether federal, state, local, domestic or foreign.

            "Hazardous Materials" means and includes any pollutants, hazardous or toxic materials, substances or wastes, including: petroleum and petroleum products and derivatives; asbestos; radon; polychlorinated bi-phenyls; urea-formaldehyde foam insulation; explosives; radioactive materials; laboratory wastes and medical wastes (including contaminated clothing, body fluids, contaminated medical instruments and equipment, catheters, used bandages, gauzes, needles or other sharp instruments); and any chemicals, materials or substances designated or regulated as hazardous or as toxic substances, materials, or wastes, or otherwise regulated, under any Environmental Law; hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other human health or safety, as defined or regulated under any Environmental Law.

            "HCFA" means the Health Care Financing Administration.

            "Indemnitee" has the meaning ascribed thereto in Section 11.01(a).

            "Indemnitor" has the meaning ascribed thereto in Section 11.01(a).

            "Intangible Property" has the meaning ascribed thereto in Section 4.20.

            "Interim 1998 Company Financial Statements" means the unaudited financial statements of the Company for the nine month period ended September 30, 1998, including the balance sheet as at September 30, 1998, and the related statements of operations, stockholder's equity and changes in financial position for the nine months ended September 30, 1998, prepared on an accrual basis in accordance with GAAP.

            "Interim 1998 Seller Financial Statements" means the unaudited financial statements of the Seller for the nine month period ended September 30, 1998, including the balance sheet as at September 30, 1998, and the related statements of operations, stockholder's equity and changes in financial position for the nine months ended September 30, 1998, prepared on an accrual basis in accordance with GAAP.

            "IPA" means the Independent Practice Association established by the Purchaser.

            "IPA Agreement" means the Independent Practice Association Agreement entered into between the Seller and the IPA, substantially in the form of
Exhibit 3 hereto, dated on or prior to the date hereof and effective as of the Closing Date, as amended, modified or

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supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto.

            "IRS" means the Internal Revenue Service or any successor agency.

            "Law" means any statute, ordinance, code, rule, regulation or order enacted, adopted, promulgated, applied or followed by any Governmental Authority.

            "Leased Premises" means any real property which either the Company or the Seller leases or subleases.

            "Liberty" means Liberty HealthCare System, Inc.

            "Licenses" means all licenses, permits, consents, authorizations, registrations and approvals of, with or from Governmental Authorities and industry trade associations, including all occupancy, fire, business and other permits from local officials, required for the conduct of the business of the Company or the Seller as now being conducted.

            "Lien" means any security agreement, financing statement (whether or not filed), mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance, lien, charge, restrictive agreement, mortgage, deed of trust, indenture, pledge, option, limitation, exception to or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, lease, consignment, or bailment given for security purposes, trust receipt or other title retention agreement with respect to any Property or asset of such Person, whether direct, indirect, accrued or contingent.

            "Line of Credit" has the meaning ascribed thereto in Section 13.08.

            "Line of Credit Security Agreement" means the Security Agreement entered into between the Purchaser and the Seller, substantially in the form of
Exhibit 4 hereto, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto.

            "Loan Agreement" means the Loan Agreement entered into between the Purchaser and the Seller, substantially in the Form of Exhibit 5 hereto, dated on or prior to the date hereof and effective as of the Closing Date, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto.

            "Losses" means any and all losses, claims, damages, liabilities (or actions, suits or proceedings, including any inquiry or investigation with respect thereto), costs (including the

                                      6

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reasonable costs of preparation and attorneys' fees) and expenses (including reasonable expenses of investigation).

            "Material Adverse Effect" means any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions could reasonably be expected to have, or has had, a material adverse effect on: (i) the business, property, operations, condition (financial or otherwise), results of operations or prospects of the Company or the Seller, (ii) the Capital Stock of the Company or the Seller, including, without limitation, the Stock; (iii) the ability of the Company or the Seller to consummate the transactions contemplated hereunder; or (iv) the ability of the Purchaser to perform and conduct the operations of the Company after the consummation of the transactions contemplated by this Agreement in the manner conducted prior to the consummation of such transactions.

            "Medical Waste" means (i) pathological waste, (ii) blood, (iii) sharps, (iv) wastes from surgery or autopsy, (v) dialysis waste, including contaminated disposable equipment and supplies, (vi) cultures and stocks of infectious agents and associated biological agents, (vii) contaminated animals,
(viii) isolation wastes, (ix) contaminated equipment, (x) laboratory waste, (xi) any substance, pollutant, material, or contaminant listed or regulated under any Medical Waste Law, and (xii) other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals.

            "Medical Waste Laws" means the following, including regulations promulgated and orders issued thereunder, as in effect on the date hereof and the Closing Date: (i) the Medical Waste Tracking Act of 1988, 42 USCA ss.ss.6992, et seq., (ii) the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA ss.ss.2501 et seq., (iii) the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA ss.ss.1401 et seq., (iv) the Occupational Safety and Health Act, 29 USCA ss.ss.651 et seq., (v) the United States Department of Health and Human Services, National Institute for Occupational Safety and Health, Infectious Waste Disposal Guidelines, Publication No. 88-119, and (vi) and any Laws insofar as they are applicable to either the Company's or the Seller's assets or operations and purport to regulate Medical Waste or impose requirements relating to Medical Waste.

            "Merger" has the meaning ascribed thereto in the preamble to Article II.

            "Merger Consideration" has the meaning ascribed thereto in Section 2.03.

            "Merger Sub" means HIS PPM Co.

            "New Jersey Certificate" means the certificate of merger substantially in the form of Exhibit 6 hereto, together with any exhibits, schedules or other attachments thereto.

            "NJCBA" means the New Jersey Business Corporation Act.


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            "Notice" has the meaning ascribed thereto in Section 11.02(a).

            "Patients" means all patients who are currently or have been patients of the Seller since the Seller's (or any predecessor's) inception.

            "Patient Files" means all materials or information relating to the Patients.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Permits" has the meaning ascribed thereto in Section 4.07(b).

            "Person" means any individual, entity or group, including, without limitation, individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

            "Physician Employees" means any physicians who have performed or currently are performing services for or on behalf of the Seller.

            "Physician Self-Referral Law" has the meaning ascribed thereto in
Section 4.47.

            "Physician Stockholders" means the physician stockholders of the Seller, all of whom are listed on the signature pages hereto.

            "Plans" means all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of ERISA), (including, without limitation, benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with copies of any trusts related thereto and a classification of employees covered thereby.

            "Pre-Acquisition Liability" has the meaning ascribed thereto in
Section 6.11.

            "Preferred Stock" has the meaning ascribed thereto in Section 2.03.

            "Promissory Note" means the Promissory Note payable by the Seller to the Purchaser, substantially in the form of Exhibit 7 hereto, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other statements thereto.

            "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "Proxy Statement" means the proxy statement of the Purchaser for the Special Meeting.

            "Purchaser" means HealthCare Imaging Services, Inc.

            "Purchaser Financial Statements" has the meaning ascribed thereto in
Section 5.05.

            "Purchaser Preferred Stock" has the meaning ascribed thereto in
Section 5.04.

            "Qualified Plans" has the meaning ascribed thereto in Section
4.10(b).

            "Recoupment Claim" means any recoupment or overpayment, set-off, penalty or fine pending, or to the knowledge of the Company or the Seller threatened, by any third-party payor or Governmental Authority having jurisdiction over either the Company or the Seller for amounts arising from or related to payments to either the Company or the Seller for services rendered by the Seller prior to the Closing.

            "Representative" has the meaning ascribed thereto in Section
6.08(b).

            "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder, as amended.

            "Security Agreement" means the Security Agreement entered into between the Purchaser and the Seller, substantially in the form of Exhibit 8 hereto, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other statements thereto.

            "Seller" means Pavonia Medical Associates, P.A. or any predecessor.

            "Seller's Financial Statements" means the 1998 Seller Financial Statements, the 1997 Seller Financial Statements, the 1996 Seller Financial Statements and the Interim 1998 Seller Financial Statements.

            "1998 Seller Financial Statements" means the audited financial statements of the Seller for the fiscal year ended September 30, 1998, including the balance sheet as at September 30, 1998 and the related statements of operations, stockholders' equity and changes in financial position for the year ended September 30, 1998, prepared on an accrual basis in accordance with GAAP, together with the audit opinion of the Accountants thereon.

            "1997 Seller Financial Statements" means the audited financial statements of the Seller for the fiscal year ended September 30, 1997, including the balance sheet as at September 30, 1997 and the related statements of operations, stockholders' equity and changes in financial position for the year ended September 30, 1997, prepared on an accrual basis in accordance with GAAP, together with the audit opinion of the Accountants thereon.

            "1996 Seller Financial Statements" means the audited financial statements of the Seller for the fiscal year ended September 30, 1996, including the balance sheet as at September 30, 1996 and the related statements of operations, stockholder's equity and changes in financial position for the year ended September 30, 1996, prepared on an accrual basis in accordance with GAAP, together with the audit opinion of the Accountants thereon.

            "Seller's Payable" has the meaning ascribed thereto in Section
13.07.

            "Selling Group" has the meaning ascribed thereto in Section 6.08.

            "Special Meeting" means the special meeting of the stockholders of the Purchaser held for the purpose, among other things, of considering and approving this Agreement and the transactions contemplated hereby.

            "Stock" has the meaning ascribed thereto in Section 2.03.

            "Subject Party" has the meaning ascribed thereto in 6.08(b).

            "Surviving Corporation" has the meaning ascribed thereto in the preamble to Article II.

            "Tax" and "Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, local, domestic or foreign.

            "Tax Action" has the meaning ascribed thereto in Section 13.03.

            "Taxpayers" has the meaning ascribed thereto in Section 4.09(a).

            "Tax Return" means any report, return, form, declaration or other document or information required to be supplied to any Governmental Authority in connection with Taxes.

            "Term" has the meaning ascribed thereto in Section 13.08.

            "Transaction Documents" means, collectively, this Agreement and any and all agreements, exhibits, schedules, certificates, instruments and other documents contemplated hereby or executed and delivered in connection herewith.

            "Voting Agreement" means the Voting Agreement, entered into among the Purchaser, the Seller and the Physician Stockholders, substantially in the form of Exhibit 9 hereto, dated on or prior to the date hereof and effective as of the Closing Date, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto.

      Section 1.02 Rules of Construction.

            Unless the context otherwise requires:

                  (a)   a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c)   "or" is not exclusive;

                  (d) words in the singular include the plural, and words in the plural include the singular;

                  (e)   provisions apply to successive events and transactions;

                  (f) the words "include" and "including" shall be deemed to mean "include, without limitation," and "including, without limitation";

                  (g) "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or clause where such terms may appear;

                  (h) references to sections or articles shall mean references to such section or article in this Agreement, unless stated otherwise; and

                  (i) the use of any gender shall be applicable to all genders.

                                   ARTICLE II.

                   THE MERGER AND THE SURVIVING CORPORATION

      At the Effective Time, the Company shall merge with and into the Merger Sub (the "Merger"), and the Merger Sub shall survive the Merger as the "Surviving Corporation."

      Section 2.01 Effective Time of the Merger. As soon as practicable after the satisfaction or, to the extent permitted hereunder, waiver of all of the conditions contained in this Agreement: (i) the Delaware Certificate shall be duly prepared, executed and acknowledged by the Merger Sub and thereafter delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL simultaneously with the Closing; and (ii) the New Jersey Certificate shall be duly prepared and shall be executed by each of the Merger Sub and the Company and thereafter delivered for filing as provided in the NJBCA simultaneously with the Closing. The Merger shall become effective upon the later of the filing of the New Jersey Certificate with the Secretary of State of the State of New Jersey or the filing of the Delaware Certificate with the Secretary of State of the State of Delaware (the "Effective Time").

      Section 2.02 Surviving Corporation. Following the Merger, the existence of the Surviving Corporation shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the laws of the State of Delaware.

      Section 2.03 Exchange of Consideration.

            The Seller shall deliver to the Purchaser at the Closing certificates representing all shares of common stock (the "Stock"), $0.01 par value per share, of the Company owned by the Seller, which shares constitute approximately 70.6% of the issued and outstanding common stock of the Company on a fully diluted basis, and, in exchange therefor, the Purchaser shall deliver to the Seller the following (the "Merger Consideration"):

                  (a) cash in the amount of $5.0 million (the "Cash Consideration");

                  (b) stock certificates, containing appropriate restrictive legends, representing 1,000 shares of Series E redeemable convertible preferred stock of the Purchaser (the "Preferred Stock"), with an aggregate liquidation preference of $5.0 million; the form of the Certificate of Designations for the Preferred Stock is attached hereto as Exhibit 10; and

                  (c) stock certificates, containing appropriate restrictive legends, representing 5.0 million shares of common stock, $0.01 par value per share (the "Common Stock"), of the Purchaser (the "Common Stock Consideration").

      The Common Stock Consideration shall be subject to the terms of the pledge set forth in the Administrative Services Agreement.

      Section 2.04 Status of Company Shares After Effective Date. On the Effective Date, all outstanding certificates representing shares of Capital Stock of the Company shall be cancelled and retired.

      Section 2.05 Name. The corporate name of the Surviving Corporation shall be the name of the Company.

      Section 2.06 Certificate of Incorporation. The Certificate of Incorporation of the Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable Law.

      Section 2.07 Bylaws. The Bylaws of the Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

      Section 2.08 Directors and Officers. The members of the Board of Directors and the officers of the Merger Sub in office on the Effective Date shall remain the directors and officers of the Surviving Corporation.

      Section 2.09 Risk of Loss. Risk of loss to the assets of the Company, however caused (other than by Merger Sub or those duly authorized to act on behalf of Merger Sub), from the date hereof through the Closing Date, shall remain wholly upon the Company and the Seller. Such risk shall transfer to the Surviving Corporation at the beginning of the day (12:00:01 a.m.)
immediately following the Closing Date.

      Section 2.10 Closing Date Financial Statements. As promptly as practicable after the Closing Date (but in no event later than thirty (30) days after the Closing Date), the Seller shall prepare, in accordance with GAAP, (i) a statement of operations of the Company for the period from October 1, 1998 through the Closing Date and (ii) the balance sheet of the Company as of the Closing Date which shall fairly present the financial position of the Company as of the Closing Date. If the Seller does not deliver such financial statements to the Purchaser within thirty (30) days of the Closing Date, Deloitte & Touche LLP shall prepare, at the sole cost of the Seller, the financial statements referred to in the prior sentence.

                                  ARTICLE III.

                                   THE CLOSING

      Section 3.01 Closing Date. Upon the terms and subject to the satisfaction or, to the extent permitted hereunder, waiver of all of the conditions contained in this Agreement, at the Effective Time, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Swidler Berlin Shereff Friedman, LLP, 919 Third Avenue, New York, New York 10022, such date and time of the Closing is also referred to herein as the "Closing Date."

      Section 3.02 Deliveries at Closing.

            (a) At the Closing, the Purchaser shall deliver to the Seller:

                  (i)   the Cash Consideration;

                  (ii)  certificates representing the Preferred Stock;

                  (iii) certificates representing the Common Stock
Consideration;

                  (iv) a certificate of an authorized officer of the Purchaser certifying to the fulfillment of the conditions set forth in Sections 9.01 and 9.02;

                  (v) a copy of the resolutions of the Purchaser's Board of Directors, certified by an authorized officer, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents;

                  (vi) the Administrative Services Agreement duly executed by the Company; and

                  (vii) such other instruments and certificates as may be
                        reasonably requested by the Seller.

            (b) At the Closing, the Seller shall deliver to the Purchaser:

                  (i) certificates representing all of the Stock, duly endorsed for transfer in blank or accompanied by a stock power duly endorsed in blank by the Seller, with any requisite documentary or stock transfer taxes affixed thereto;

                  (ii) recent good standing certificates and certified articles of incorporation of the Company and the Seller;

                  (iii) all books and records relating to the Company and its business which are not maintained at the Company, including without limitation, the minute books, stock books, stock ledger and corporate seals, corporate operation manuals, policy manuals, insurance policies in force, bank and checking account records, checks, deposit slips and signature cards, copies of the Company's Financial Statements, copies of the Seller's Financial Statements and copies of the Tax Returns for the Company and the Seller required to be filed for the last five (5) years (if applicable);

                  (iv) such other bills of sale, instruments of assignment and other documents as may be reasonably requested by the Purchaser in order to effect or evidence the transactions contemplated hereunder;

                  (v) an opinion of counsel to the Seller substantially in the form of Exhibit 11 hereto;

                  (vi) a certificate of an authorized executive officer of the Seller certifying to the fulfillment of the conditions set forth in Sections 8.01 and 8.02;

                  (vii) a copy of the resolutions of (i) the Company's Board of
                        Directors and (ii) the Company's stockholders, certified by its chief executive officer, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents;

                  (viii)copies of the Consents referred to in Section 8.17 to be delivered by the Seller;

                  (ix) if applicable, payoff letters, UCC-3 termination statements and other documentation relating to the release of all security interests encumbering any of the assets of the Company or the securities being acquired pursuant to the Merger;

                  (x) the Administrative Services Agreement duly executed by the Seller;

                  [(xi) the IPA Agreement duly executed by the Seller;]

                  (xii) estoppel certificates, Lien waivers and consents of the landlord(s) with respect to the properties listed on
                        Schedule 4.18 hereto;

                  (xiii)the FIRPTA Certificate duly executed by the Seller;

                  (xiv) the Voting Agreement duly executed by the Seller and the
                        Physician Stockholders; and

                  (xv) such other instruments and certificates as may be reasonably requested by the Purchaser.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                          OF THE SELLER AND THE COMPANY

      As of the date hereof and as of the Closing Date, the Seller and the Company, jointly and severally, represent and warrant to the Purchaser and the Merger Sub, and the Physician Stockholders, jointly and severally, make the representations set forth in Sections 4.02, 4.03, 4.08 and 4.29, as follows:

      Section 4.01 Organization and Qualification. Each of the Company and the Seller (i) is a corporation duly organized, validly existing and in good standing as a business corporation under the laws of the State of New Jersey;
(ii) has all corporate power and authority to own, lease and operate its Properties and to carry on its business as currently being conducted; and (iii) is not required to be qualified or licensed to do business in any foreign jurisdiction.

      Section 4.02 Authority. The Company and the Seller have the requisite corporate power and authority, and the Physician Stockholders have the requisite capacity, to execute and deliver the Transaction Documents and all other instruments or agreements to be executed in connection herewith or therewith, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company and the Seller, and no other corporate proceedings on the part of either the Company or the Seller are necessary to authorize the Transaction Documents or to consummate the transactions contemplated hereby or thereby. The Transaction Documents have been duly executed and delivered by the Company, the Seller and the Physician Stockholders and, assuming the Transaction Documents constitute valid and binding obligations of the Purchaser, constitute valid and binding obligations of the Company, the Seller and the Physician Stockholders enforceable against the Company, the Seller and the Physician Stockholders in accordance with their respective terms.

      Section 4.03 Consents and Approvals; No Violations. Except as set forth on
Schedule 4.03, neither the execution, delivery or performance of this Agreement or the other Transaction Documents by the Company, the Seller or the Physician Stockholders, nor the consummation by such parties of the transactions contemplated hereby or thereby nor compliance by such parties with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the charter or by-laws of either the Company or the Seller,
(ii) require any filing with, or Consent of a Governmental Authority or other Person by the Company, the Seller or any Physician Stockholder, (iii) (with or without the giving or receipt of notice or passage of time or both) result in a violation or breach of, or constitute a default or give rise to any right of termination, amendment, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, License, contract, agreement or other instrument or obligation to which the Company, the Seller or any of the Physician Stockholders is a party or by which any of its or their Properties may be bound or subject or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, the Seller or any of the Physician Stockholders or any of its or their Properties, except, other than with respect to clause (i) above, where the failure to make any such filing or to obtain any such Consent, or any such violation, breach, default, termination, amendment, cancellation or acceleration would not have a Material Adverse Effect.

      Section 4.04 Capitalization. The authorized and outstanding Capital Stock of each of the Company and the Seller as of the date hereof is as set forth on
Schedule 4.04 hereto. All of the outstanding shares of the Capital Stock of the Company and the Seller are validly issued, fully paid and non-assessable, and all of the Stock is owned by the Seller, and on the Closing Date, prior to giving effect to the transactions hereunder, will be owned by the Seller, free and clear of any Liens. Except as set forth on Schedule 4.04 there are no outstanding (i) securities convertible into or exchangeable or exercisable for Capital Stock of the Company or the Seller; (ii) options, warrants or other rights to purchase or subscribe for Capital Stock of the Company or the Seller or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any Capital Stock of the Company, any such convertible, exercisable or exchangeable securities or any such options, warrants or rights.

      Section 4.05Subsidiaries. Except as set forth on Schedule 4.05, neither the Company nor the Seller own, of record or beneficially, or control, directly or indirectly, any Capital Stock of any corporation, association or business entity nor is the Company or the Seller, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      Section 4.06 Articles of Incorporation and By-laws. Each of the Company and the Seller has heretofore delivered to the Purchaser true and complete copies of its Articles of Incorporation and By-laws (or other applicable organizational documents) as in effect on the date hereof.

      Section 4.07 Compliance With Laws; Licenses.

            (a) The conduct of the operations of the Company and the Seller (including the conduct of the Physician Employees) has not violated, and as presently conducted does not violate, any Laws, including, but not limited to, the Clinical Laboratories Improvements Act of 1988 ("CLIA"), or any other promulgations, interpretative advice or guidance of any court or Governmental Authority, including, but not limited to, the Occupational Safety and Health Administration, the Department of Transportation, the HCFA and the FDA or any medical industry standards, nor has the Company or the Seller received any notice of any such violation which remains outstanding, except where any such violation, individually or in the aggregate, would not have a Material Adverse Effect.

            (b) Permits. Set forth on Schedule 4.07 is a complete and accurate list of all licenses, certificates, permits, approvals, franchises, notices and authorizations issued by Governmental Authorities (collectively, the "Permits") and currently held by the Company or the Seller as of the date hereof. To the Company's and the Seller's knowledge, the Permits set forth in Schedule 4.07 are all the Permits required for the conduct of the operations of the Seller and the Company as currently conducted and, with respect to the Seller, as currently proposed to be conducted after the Closing. To the Company's and the Seller's knowledge, all of the Permits set forth in Schedule 4.07 are in full force and effect, and the Seller and the Company have not engaged in any activity which would cause or permit revocation, modification, cancellation or suspension of any such Permit, and no action or proceeding looking to or contemplating the revocation, modification, cancellation or suspension of any such Permit is pending or threatened, except where any such revocation, modification, cancellation or suspension, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Seller nor the Company has knowledge of any default or claimed or purported or alleged default or state of facts which, with or without the giving or receipt of notice or passage of time or both, would constitute a default by any party, including the Company or the Seller, under, or give rise to a right of revocation, modification, cancellation or suspension of, any such Permit. The consummation of the transactions contemplated hereby will in no way affect the continuation, validity or effectiveness of the Permits set forth in Schedule 4.07 or require the consent of any Person except as set forth in Schedule 4.07.

      Section 4.08 Litigation; Investigations. Schedule 4.08 sets forth a complete and accurate list of all suits, claims, proceedings, investigations or reviews which are pending or, to the knowledge of the Company or the Seller, threatened against or affecting the Physician Stockholders, the Physician Employees, the Company, the Seller or directors or officers (in their capacity as such) of the Company or the Seller or any Properties used by the Company or the Seller in conducting their respective businesses. Except as disclosed in
Schedule 4.08, (i) to the knowledge of the Company or the Seller, no investigation or review by any Governmental Authority or other regulatory body (including trade associations) with respect to either the Company, the Seller or the Physician Employees is pending or threatened or probable of initiation, nor has any Governmental Authority or other regulatory body (including trade associations) indicated to the Company or the Seller an intention to conduct the same, and (ii) there is no action, suit or proceeding pending or, to the knowledge of the Company or the Seller, threatened against or affecting the Company or the Seller, at law or in equity, or before any Governmental Authority or other regulatory body (including trade associations).

      Section 4.09 Taxes.

            (a) Except as set forth on Schedule 4.09, each of the Seller and the Company (collectively, the "Taxpayers") (i) have filed all Tax Returns that were required to be filed, (ii) all such Tax Returns were, when filed, and continue to be, correct and complete in all respects, (iii) all Taxes owed by and of the Taxpayers (whether or not shown on any Tax Return) have been timely paid, (iv) none of the Taxpayers currently is the beneficiary of any extension of time within which to file any Tax Return, (v) no claim has ever been made by an authority in a jurisdiction where either of the Taxpayers do not file Tax Returns that it is or may be subject to taxation by that jurisdiction, and (vi) there are no Liens with respect to Taxes on the Stock or any of the assets or property of the Company.

            (b) Each of the Taxpayers has withheld or collected and paid all Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, other third party, or otherwise.

            (c) Except as set forth on Schedule 4.09, there is (i) no dispute or claim concerning any Tax Liability of either of the Taxpayers either (A) claimed or raised by any Governmental Authority in writing or (B) as to which either of the Taxpayers or the directors and officers (and employees responsible for Tax matters) of either Taxpayer has knowledge and, (ii) no proceeding with respect to Taxes pending.

            (d) Schedule 4.09 sets forth an accurate, correct and complete list of all federal, state, local, and foreign Tax Returns filed with respect to any of the Taxpayers or their respective Subsidiaries for taxable periods ended on or after September 30, 1991, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Taxpayers and their subsidiaries since January 1, 1992. To the knowledge of the Taxpayers and the directors and officers (and employees responsible for Tax matters) of either of the Taxpayers, no other audit or investigation with respect to Taxes has been threatened.

            (e) Neither of the Taxpayers has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (f) None of the assets of the Company are assets that the Purchaser is or shall be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

            (g) Neither of the Taxpayers has agreed to make, nor is it required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

            (h) The Company is not a party to any contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

            (i) Neither of the Taxpayers is a foreign person within the meaning of Section 1445 of the Code.

            (j) The Company is not a party to any agreement, whether written or unwritten, providing for the payment of Tax liabilities, payment for Tax losses, entitlement to refunds or similar Tax matters.

            (k) No ruling with respect to Taxes relating to the Company has been requested by or on behalf of the Company.

            (l) The Company (A) has never been a member of an affiliated group (within the meaning of Section 1504 of the Code, or any similar group as defined for state, local or foreign tax purposes) filing a consolidated federal (or combined or unitary state, local or foreign) income Tax Return or (B) has no liability for the taxes of any Person (other than the Company) under Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

            (m) The unpaid Taxes of the Taxpayers (A) did not, as of the most recent fiscal month end, exceed the reserves for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the books thereof at such time and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Taxpayers in filing their Tax Returns.

            (n) For purposes of this Section 4.09, references to the Taxpayers shall also refer to any predecessor companies.

      Section 4.10 Employee Benefit Plans; ERISA.

            (a) Attached hereto as Schedule 4.10 are complete and accurate copies of all Plans which are currently maintained and/or sponsored by the Company or the Seller, or to which the Company or the Seller currently contributes, has an obligation to contribute in the future or which have been terminated within the past three years.

            (b) Except for the Plans, neither the Company nor the Seller maintains or sponsors, nor is a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other arrangement with its employees whether or not subject to ERISA. All Plans are in compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable Laws, and, in all material respects, have been administered, operated and managed in accordance with the governing documents. All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are so qualified and have been determined by the IRS to be so qualified (or applications for determination letters have been timely submitted to the IRS), and copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, are included as part of Schedule 4.10. To the extent that any Qualified Plans have not been amended to comply with applicable Law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within 120 days after the Closing Date. All reports and other documents required to be filed with any Governmental Authority or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 forms, audits or Tax Returns) have been timely filed or distributed. Neither any Plan, the Seller nor the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Plan has incurred an accumulated funding deficiency (as defined in Section 412(a) of the Code and Section 302(l) of ERISA); and no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including being subject to any statutory Lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any plan now or hereafter maintained or contributed to by the Company, the Seller or any member of a "controlled group" (as defined in Section 4001(a)(14) of ERISA) that includes the Company or the Seller; and neither the Company nor the Seller or any member of a "controlled group" (as defined above) that includes the Company or the Seller currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(14)), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan. Further:

                  (i) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without a determination by the IRS that such action does not adversely affect the tax-qualified status of such Qualified Plan;

                  (ii) no Plan which is subject to the provisions of Title IV of ERISA, has been terminated;

                  (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported;

                  (iv) the valuation of assets of any Qualified Plan, as of the Closing Date, shall equal or exceed the actuarial present value of all accrued pension benefits under any such Qualified Plan in accordance with the assumptions contained in the regulations of the PBGC governing the funding of terminated defined benefit plans;

                  (v) with respect to Plans which qualified as "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), the Company and the Seller have complied (and on the Closing Date will have complied) in all respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and the Company and the Seller have not incurred (and will not incur) any direct or indirect liability and is not (and will not be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect to any direct or indirect failure by the Company or the Seller, at any time prior to the Closing Date, to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or is asserted before or after the Closing Date directly or indirectly against the Company or the Seller with respect to such group health plans;

                  (vi) neither the Company nor the Seller is currently or has been within the past five years a member of a "controlled group" as defined in ERISA Section 4001(a)(14);

                  (vii) there is no pending litigation, arbitration or disputed claim, settlement or adjudication proceeding, and, to the Company's and Seller's knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or investigation with respect to any Plan, or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party in interest thereof;

                  (viii)the total pension, medical and other benefit expense for all Plans are accurately reflected in the Company's Financial Statements and the Seller's Financial Statements, respectively, and no material funding changes or irregularities are reflected thereon which would cause such financial statements to be not representative of prior periods; and

                  (ix) neither the Company nor the Seller has incurred liability under Section 4062 of ERISA.

If reasonably requested by the Purchaser, the Company will terminate any Plan identified on Schedule 4.10 as a "Pension or Profit Sharing Plan to be Terminated" immediately prior to the Closing.

      Section 4.11 Labor Relations. The Company and the Seller (i) have performed all material obligations with respect to their respective employees, independent sales representatives, consultants, agents, officers and directors,
(ii) have paid or properly accrued for in the Company's Financial Statements and the Seller's Financial Statements, respectively, all wages, salaries, commissions, bonuses, severance pay, vacation pay, sick pay, holiday pay, benefits and other compensation for all services performed by such persons to the date hereof and all amounts required to be paid or reimbursed to such persons; (iii) are in compliance in all material respects with all Laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours; (iv) have no pending, or to the knowledge of the Company or the Seller, threatened, charge, complaint, allegation, application or other process against the Company or the Seller before the National Labor Relations Board or any other Governmental Authority;
(v) have no labor strike, dispute, slowdown or work stoppage or other job action pending, or to the knowledge of the Company or the Seller, threatened against or otherwise affecting or involving the Company or the Seller; and (vi) no employees covered by any collective bargaining agreements and, to the knowledge of the Company or the Seller, no effort is being made by any union to organize any employees of the Company or the Seller.

      Section 4.12 Insurance Policies. Schedule 4.12 contains a complete and accurate list of all insurance policies currently providing coverage and that for the past five (5) years have been providing coverage in favor of the Company and/or the Seller specifying (i) the insurer and type of insurance under each policy and (ii) the claims history under each policy. Each current policy is in full force and effect and all premiums are currently paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies have been sufficient for compliance with all material requirements of Law. Neither the Company nor the Seller has been refused any insurance with respect to its assets and operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five (5) years. The Company and the Seller have insured by reputable insurers the assets used by the Company and the Seller in the conduct of their respective businesses that are of an insurable character against risks of liability, casualty and fire in adequate amounts and consistent with prudent industry practice and all contractual requirements, and maintains such insurance against hazards, risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses, similarly situated, and such insurance has been effective, in full force and effect, without interruption since the date the Company or the Seller, as the case may be, commenced business. Except as set forth on Schedule 4.12, neither the Company nor the Seller has any outstanding claims, settlements or premiums owed with respect to any insurance policy, and the Company and the Seller have given all notices or have presented all potential or actual claims under any insurance policy in due and timely fashion. Since January 1, 1995, neither the Company nor the Seller has filed a written application for any professional liability insurance coverage which has been denied by an insurance agency or carrier, and each of the Company and the Seller have been continuously insured for professional malpractice claims and errors and omissions claims for at least the past seven years (or with respect to the Company, since it began conducting business). The insurance specified on Schedule 4.12 has been effective, in full force and effect, without interruption since the date specified on Schedule 4.12 as the initial date of coverage.

      Section 4.13 Financial Statements and Books and Records. The Company has previously delivered to the Purchaser a copy of the Company's Financial Statements, and the Seller has previously delivered to the Purchaser a copy of the Seller's Financial Statements. The 1998 Company Financial Statements, the 1997 Company Financial Statements, the 1996 Company Financial Statements, the 1998 Seller Financial Statements, the 1997 Seller Financial Statements and the 1996 Seller Financial Statements have been audited by the Accountants, and the Interim 1998 Company Financial Statements and the Interim 1998 Seller Financial Statements have been reviewed by the Accountants, and each of such Financial Statements are true and accurate, are in accordance with the books and records of the Company or the Seller, as the case may be, present fairly in all material respects the financial position and related results of operations of the Company and the Seller, respectively, as of the dates and for the periods referred to therein, in accordance with GAAP. All of the financial books and records of the Company and the Seller have been made available to the Purchaser and such books and records completely and fairly record in all material respects the financial affairs of the Company and the Seller, respectively, which should normally be recorded in financial books and records.

      Section 4.14 No Material Adverse Change. Since September 30, 1998, except as set forth on Schedule 4.14 or as otherwise previously disclosed in writing to Elliott H. Vernon and/or Robert Baca, there has been no material adverse change in the business, operations, condition (financial or otherwise), liabilities or assets of the Company or the Seller, and neither the Company nor the Seller knows of any change that is threatened or pending or any facts or circumstances which could give rise to or cause such a change (other than general conditions affecting the industry as a whole), nor has there been any damage, destruction or loss, whether or not covered by insurance, which could have a Material Adverse Effect.

      Section 4.15 Absence of Liabilities. Except as described on Schedule 4.15, neither the Company nor the Seller has any debt, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not the amount thereof is readily ascertainable, that are not accurately reflected as a liability in the 1998 Company Financial Statements or the 1998 Seller Financial Statements, as the case may be, except for liabilities incurred by the Company or the Seller, as the case may be, subsequent to September 30, 1998 and in the ordinary course of business consistent with past practices which are not (i) otherwise prohibited by, in violation of or which will result in a breach of the representations, warranties or covenants of the Company or the Seller contained in this Agreement and (ii) material, either individually or in the aggregate.

      Section 4.16 Absence of Specified Changes. Except as disclosed on Schedule 4.16, since September 30, 1998, there has not been with respect to either the Company or the Seller any:

            (a) action, omission or other facts or circumstances which would result in a material adverse change, whether direct or indirect, in the business, operations, condition (financial or otherwise), prospects, liabilities or assets of the Company or the Seller, whether or not insured;

            (b) transaction not in the ordinary course of business, including, without limitation, any sale of a material portion of the assets of the Company or the Seller or any merger of the Company or the Seller and any other entity;

            (c) individual unfulfilled commitment as of the date of this Agreement requiring expenditures by the Company or the Seller exceeding $10,000 (excluding commitments expressly described elsewhere in this Agreement or the Schedules hereto);

            (d) material damage, destruction or loss, whether or not insured;

            (e) failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on September 30, 1998 or destruction, damage to, or loss of any asset of the Company or the Seller (whether or not covered by insurance) that could have a Material Adverse Effect;

            (f) change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions;

            (g) revaluation of any assets or material write down of the value of any assets;

            (h) declaration, setting aside, or payment of a dividend or other distribution in respect of the Capital Stock of the Company or the Seller, or any direct or indirect redemption, purchase or other acquisition of any shares of such Capital Stock;

            (i)   issuance or sale of any shares of any Capital Stock;

            (j)   amendment to its Articles of Incorporation or By-laws;

            (k) sale, assignment or transfer of any tangible or intangible asset, including any rights to intellectual property, except in the ordinary course of business, consistent with past practice;

            (l) disposition of or lapse of any patent, trademark, trade name, service mark or copyright or any application for the foregoing, or disposition of any technology, software or know-how, or any license, permit or authorization to use any of the foregoing;

            (m) mortgage, pledge or other encumbrance, including Liens and security interests, of any tangible or intangible asset;

            (n) discharge or satisfaction of any Lien or payment or cancellation of any liability other than payment of current liabilities in the ordinary course of business, consistent with past practice;

            (o) cancellation of any debt or waiver or release of any material contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business, consistent with past practice, which do not exceed $10,000 in the aggregate;

            (p) indebtedness incurred for borrowed money or any commitment to borrow money, any capital expenditure or capital commitment requiring an expenditure of monies in the future, any incurrence of a contingent liability or any guaranty or commitment to guaranty the indebtedness of others entered into, by the Company or the Seller, other than customary transactions in the ordinary course of business not in excess of $10,000 in the aggregate;

            (q) amendment, termination or revocation of (or notice of intent to do so), or a failure to perform obligations or the occurrence of any default (or other event which, with or without the giving or receipt of notice or the passage of time or both, would result in a notice of cancellation, acceleration or termination) under, any contract or agreement to which the Company, is, or as of September 30, 1998 was, a party or of any license, permit or franchise required for the continued operation of any business conducted by the Company or the Seller on September 30, 1998;

            (r) increase or commitment to the increase of the salary or other compensation payable or to become payable to any of its officers, directors or employees, agents or independent contractors, or the payment of any bonus to the foregoing persons except in the ordinary course of business, consistent with past practice and applicable policies and procedures of the Company; or

            (s) agreement or understanding to take any of the actions described above in this Section 4.16.

      Section 4.17 Corporate Names. Schedule 4.17 sets forth a complete and accurate list of names used by either the Company or the Seller in addition to their respective corporate names.

      Section 4.18 Real Property; Leases. Except as set forth on Schedule 4.18, neither the Company nor the Seller owns, leases, or subleases any real property. The Company and the Seller have heretofore delivered to the Purchaser a complete and accurate copy of each such lease and sublease. Unless otherwise noted on
Schedule 4.18, the Company or the Seller, as the case may be, is the sole lessee or sublessee under each of the leases and subleases listed on Schedule 4.18 and each such lease and sublease is valid and in full force and effect and enforceable in accordance with its terms and has not been further supplemented, amended or modified. Unless otherwise noted on Schedule 4.18, there exists no event of default or event, occurrence, condition or act, including without limitation the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereunder and thereunder, which constitutes or would constitute (with or without the giving or receipt of notice or the passage of time or both) a default in any respect, or give rise to a right of acceleration, cancellation or termination, under any of the leases or subleases on Schedule 4.18. Neither the Company nor the Seller has received any notice of any event of default or event, occurrence, condition or act, including without limitation the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereunder and thereunder, which constitutes or would constitute (with or without the giving or receipt of notice or the passage of time or both) a default in any respect, or give rise to a right of acceleration, cancellation or termination, under any of the leases or subleases on Schedule
4.18. Each party to a lease or sublease listed on Schedule 4.18 has complied with all commitments and obligations on its part to be performed or observed under such lease or sublease. The Company or the Seller have been in peaceable possession of the Leased Premises since the commencement of the original term of each respective lease or sublease listed on Schedule 4.18. The Leased Premises are structurally sound with no defects and are in good operating condition and repair and are adequate to meet all present and reasonably anticipated future requirements of the operations of the Company or the Seller, as the case may be, as currently conducted or as proposed to be conducted; and none of such Leased Premises are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The real property covered by any leasehold interests listed on Schedule 4.18, the buildings, fixtures and improvements on such, and the present use thereof, comply in all material respects with all restrictive covenants, deeds and other restrictions and all Laws, including provisions relating to permissible nonconforming uses, if any, and any such premises are not presently affected, nor to the knowledge of the Company or the Seller threatened, by any condemnation or eminent domain proceeding or any proceeding by a mortgagee.

      Section 4.19 Equipment and Personal Property. Schedule 4.19 sets forth a complete and accurate description of all equipment and personal property owned by the Company or the Seller as well as all capital leases and operating leases pursuant to which the Company or the Seller leases property. Except as described in Schedule 4.19, all equipment and tangible personal property used by the Company is either owned, free and clear of all Liens or are (i) used under capital leases and reflected as such in either the Company's Financial Statements, the Seller's Financial Statements or Schedule 4.19 hereto, as the case may be, or (ii) used under operating leases. All such leases are valid and in full force and effect and enforceable in accordance with their terms and have not been supplemented, amended or modified. Neither the Company nor the Seller has received any notice of, and there exists no event of default, or event, occurrence, condition or act, including, without limitation, the execution and delivery of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated herein and therein, which constitutes or would constitute (with or without the giving or receipt of notice or the passage of time or both) a default in any respect, or give rise to a right of acceleration, cancellation or termination, under any such lease. All of the equipment and tangible personal property owned or leased by the Company or the Seller is in good operating condition and repair, subject to normal wear and tear, none of such assets is in need of maintenance or repairs except for ordinary, routine maintenance and such assets are suitable for and operating according to their intended use in accordance with industry standards.

      Section 4.20 Intellectual Property. Schedule 4.20 contains a complete and accurate schedule of all trade names, trademarks, service marks, patents and copyrights (including any registrations or pending applications for registration of any of the foregoing), trade secrets, inventions, processes, formulae, technology, technical data, information and know-how, and all licenses or other rights relating to any of the foregoing that are attributable to the conduct of, used in, or related to, the operations of either the Company or the Seller (collectively, the "Intangible Property"). Except as set forth on Schedule 4.20 and other than with respect to widely available "shrink wrap" software, to the knowledge of the Company or the Seller, (i) either the Company or the Seller has sole and exclusive good, valid and transferable title with respect to the Intangible Property, (ii) no royalties or other consideration is required in connection with the Company's or the Seller's use and enjoyment of the Intangible Property and (iii) no claim has been asserted by any Person against the Company or the Seller with respect to the ownership or use of any of the Intangible Property by either the Company or the Seller nor has the Company or the Seller asserted any similar claim against any Person, and, to the knowledge of the Company or the Seller, there exists no valid basis for any such claim.

      Section 4.21 Software. Schedule 4.21 contains a complete and accurate list of all computer software, databases and programs utilized by either the Company or the Seller, as the case may, in the conduct of the operations of either the Company or the Seller. Except as set forth on Schedule 4.21, all such computer software, databases and programs are owned by, or licensed to the Company or the Seller, without any restrictions thereon.

      Section 4.22 Contracts.

            (a) Schedule 4.22 sets forth a complete and accurate list of all material contracts, agreements, arrangements and other instruments to which the Company or the Seller is a party or by which the Company or the Seller or any of their respective properties or assets are bound (hereinafter referred to collectively as the "Contracts"). Each of the Contracts is in full force and effect and enforceable in accordance with its terms. Neither the Company nor the Seller has received notice of cancellation of or intent to cancel, or notice to make a material modification or intent to make a material modification in, any of the Contracts. There exists no basis for the Seller or the Company to believe that the consummation of the transactions hereunder would result in the early termination of any of the Contracts or would have an adverse effect on either the Company or the Seller. There exists no event of default or event, occurrence, condition or act on the part of either the Company or the Seller or, to the knowledge of the Company or the Seller, on the part of the other party to such Contracts which constitutes or would constitute (with or without the giving or receipt of notice or the passage of time or both) a breach under, or cause or permit acceleration of, any obligation of the Company. Except as set forth on
Schedule 4.22, no consent of any other party to any of the Contracts is required in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents by the Company or the Seller or the Physician Stockholders.

            (b) Neither the Company nor the Seller is a party to or bound by any agreement which limits the freedom of either the Company or the Seller to compete in any line of business or with any Person.

            (c) As of the Closing, employees of the Company who continue their employment with the Company shall not be restricted by the provisions of any employment agreement or noncompetition agreement between any such employee and the Seller, to the extent that such agreement would restrict such employees from engaging in any business conducted by the Company.

            (d) Neither the Company nor the Seller is a party to or bound by any agreement (written or oral) requiring the payment of fees or other obligations to any Person in connection with the sale of the Company's or the Seller's services.

      Section 4.23 Inventory. Schedule 4.23 sets forth a complete and accurate list of all inventory of the Company and the Seller as of September 30, 1998. All inventory of the Company and the Seller consists of a quality and quantity usable in the ordinary course of business as currently labeled and classified in the inventory records, except for items of obsolete materials and materials of below-standard quality, all of which have been written off or down to fair market value.

      Section 4.24 Directors, Officers and Employees. Schedule 4.24 sets forth a complete and accurate list of the names, titles and compensation of all directors, officers and employees of the Company and the Seller.

      Section 4.25 Title to Properties; Liens. The Company and the Seller have good, valid and marketable title to all of their respective assets, free and clear of Liens, except for such Liens specifically set forth on Schedule 4.25.

      Section 4.26 Condition of Assets. The assets of the Company and the Seller are in good working order and condition, subject to normal wear and tear, and have no defects which would materially interfere with the operation of each of their respective businesses as presently conducted or to be conducted after the Closing Date.

      Section 4.27 Transactions with Affiliates. Except as set forth on Schedule 4.27, no officer, director, employee or stockholder of or consultant to the Company or the Seller (a) has borrowed money from, or loaned money to, either the Company or the Seller, (b) is a party to any material contract with either the Company or the Seller, (c) has asserted or threatened to assert any claim against either the Company or the Seller or (d) is engaged in any material transaction with either the Company or the Seller.

      Section 4.28 Valid Transfer. At the Closing, the Seller will convey to the Purchaser good and marketable title to the Stock, free and clear of any Lien of any nature whatsoever.

      Section 4.29 Absence of Certain Practices. To the knowledge of the Company, the Seller or any Physician Stockholder, neither the Company, the Seller nor any director, officer, agent, employee or other Person acting on behalf of either the Company or the Seller, has given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or employee or official of any Governmental Authority or any other Person who is or may be in a position to help or hinder the Company or the Seller or assist the Company or the Seller in connection with any proposed transaction involving the Company or the Seller. To the knowledge of the Company or the Seller, neither the Company, the Seller nor any director, officer, agent, employee, or other Person acting on behalf of the Company or the Seller has (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, employees of any Governmental Authority or others or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

      Section 4.30 Accounts Payable. All accounts payable and accrued expenses reflected in the Company's Financial Statements and the Seller's Financial Statements arose from bona fide transactions in the ordinary course of business.

     Section 4.31 Accounts Receivable. Each of the accounts receivable of the Company and the Seller, whether or not sold to a factor, (a) arose from bona fide sales in the ordinary
                                      30
course of business, (b) was entered into under circumstances and by methods usual and customary in their respective businesses in the applicable state and the collection practices used with respect thereto have been and are in all respects legal and proper, (c) was entered into, and credit granted pursuant thereto, consistent with the historical credit policies and practices of the Company and the Seller, respectively, and (d) are good and fully collectible, in each case at the aggregate recorded amounts thereto without right of recourse, defense, deduction, counterclaim, off-set or set-off on the part of the obligor. The books of the Company and the Seller, respectively, correctly record the principal balance of all accounts receivable and amounts due from any factor, and each of the security instruments securing any account receivable or amount due from any factor, if any, constitutes a valid lien in favor of either the Company or the Seller, as the case may be, upon the property which it describes, and is enforceable by either the Company or the Seller, as the case may be.

      Section 4.32 Identification of Depositories and Authority. Schedule 4.32 lists the names and addresses of all banks, trust companies, savings and loan associations and other financial institutions in which the Company has accounts, deposits or safe deposit boxes and the signatories thereunder.

      Section 4.33 WARN Act. The Company has not violated the Worker Adjustment and Retraining Notification Act of 1988 or any similar state Law.

      Section 4.34 Records. All books and records relating to the operations of the Company since inception, including, but not limited to, recruiting records, Patient Files and other records required by Governmental Authorities or otherwise, are true, accurate and complete and are kept at __________________.

      Section 4.35 Medicine. The Company is not conducting a medical practice or engaged in the practice of medicine.

      Section 4.36 Fraud and Abuse. To the knowledge of the Company or the Seller, the Company, the Seller and their respective officers, directors, employees, stockholders and providers, have not engaged in any activities which are prohibited under federal Medicare or Medicaid statutes, 42 U.S.C. Sections 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes or state or local healthcare or insurance Laws or which are prohibited by rules of professional conduct or which otherwise could constitute fraud, including, but not limited to, the following: (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and (iv) soliciting, paying or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to the Seller for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

      Section 4.37 Third-Party Payors. All contracts with third-party payors were entered into by either the Company or the Seller in the ordinary course of business. The Company and the Seller have made available to the Purchaser an accurate and complete list of all third-party payors which have agreements with either the Company or the Seller, and the Company or the Seller has provided to the Purchaser accurate and complete copies of all such contracts. Except as set forth on Schedule 4.37, the Company and the Seller are in compliance in all material respects with each third-party payor's contract, and, to the Company's and the Seller's knowledge, has properly charged and billed in accordance with the terms of those contracts, including, where applicable, billing and collection of all deductibles and co-payments.

      Section 4.38 Compliance with Medicare and Medicaid Programs. The Company and the Seller have timely and accurately filed all requisite claims and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs in which either the Company or the Seller participate and which were due on or before the Closing Date, except where the failure to so timely and accurately file claims and reports would not have a Material Adverse Effect. There are no Claims pending or, to the knowledge of the Company or the Seller, threatened or scheduled before any Governmental Authority, including without limitation, any intermediary, carrier, the HCFA or any other state or federal agency with respect to any Medicare or Medicaid claim filed by the Company or the Seller on or before the Closing Date. Except for routinely scheduled reviews pursuant to the Medicare and Medicaid Contracts to which the Company or the Seller are a party to, no valid review or program integrity review related to either the Company or the Seller has been conducted by any Governmental Authority or otherwise in connection with the Medicare or Medicaid programs and no such review is scheduled, or to the knowledge of the Company or the Seller, pending or threatened against or affecting the Company, the Seller, or the business or assets of either the Company or the Seller, or the consummation of the transactions contemplated hereby.

      Section 4.39 Rate Limitations and Rates. To the Company's and the Seller's knowledge, the Seller charges rates and accordingly bills for services which are legal and proper.

      Section 4.40 Participation in Audits. Except as previously disclosed in writing to Elliott H. Vernon and/or Robert Baca, neither the Company nor the Seller has been informed of any Recoupment Claims arising in connection with audits or reviews conducted by Medicaid, Medicare or private insurance companies. To the Company's and the Seller's knowledge, there is no basis for any Recoupment Claims based upon cost reports, claims or bills submitted or to be submitted in connection with services rendered by either the Company or the Seller which, individually or in the aggregate, are material.

      Section 4.41 Reimbursement Documentation. The Company and the Seller have filed when due any and all costs reports and other documentation and reports, if any, required to be filed with third-party payors and Governmental Authorities in compliance with applicable contractual provisions and Laws.

      Section 4.42 DVI Term Loan. As of the date hereof and as of the Closing Date, the Company is current with all of its obligations and liabilities in connection with the DVI Term Loan and is not otherwise in default (with or without the giving or receipt of notice or passage of time or both) under any term of the DVI Term Loan.

      Section 4.43 Environmental Laws. The Seller, the Company and all properties owned or operated by the Seller or the Company have complied during the time the Seller and the Company have operated their respective businesses and currently comply with all Environmental Laws and neither the Seller nor the Company has received any communication (whether from a Governmental Authority, private party, employee or otherwise) that alleges that the Seller or the Company is not in such compliance, and, to the knowledge of the Company or the Seller, there are no circumstances that may prevent or interfere with such compliance in the future or otherwise give rise to any liability or other loss under such Environmental Laws. The Company and the Seller have all Licenses required under the Environmental Laws in connection with the operations of their respective businesses including any permits or licenses relating to disposals or emissions. To the knowledge of the Company or the Seller, neither the Seller nor the Company has been named or threatened to be named a "potentially responsible party" within the meaning of CERCLA or any similar Law.

      Section 4.44 Patients. All materials relating to the Patients are complete and accurate and have been maintained in accordance with all requirements of Governmental Authorities and other bodies having jurisdiction over the Seller. The Company and the Seller have no materials or information relating to the Patients other than the Patient Files. To the knowledge of the Company or the Seller, except as set forth in Schedule 4.44, there are no adverse relationships between the Seller, or a Physician Employee, and any Patient that the Seller has ever had that may have a Material Adverse Effect.

      Section 4.45 Medical Waste. With respect to the generation, transportation, treatment, storage, and disposal, or other handling of, Medical Waste, the Seller has complied in all material respects with all Medical Waste Laws.

      Section 4.46 Patient Referrals. No Person having a "financial relationship", as that term is defined in 42 U.S.C. Section 1395nn or New Jersey Administrative Code 13:36-6.17, with the Company or the Seller directly or indirectly refers patients or services to the Seller, which referral (to the Company's and the Seller's knowledge) does not comply with the requirements of 42 U.S.C. Section 1395nn or New Jersey Statutes Annotated 45:9-22 et. seq. and the regulations promulgated pursuant thereto.

     Section 4.47 Physician Self-Referral. The Company and the Seller and their respective officers, directors, employees, stockholders and providers have not engaged in any activities with the knowledge that such activities are prohibited under the federal Physician Self-Referral Law (42.U.S.C. ss.1395nn) or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including N.J. Rev. Stat. ss.45.9-22.5.

      Section 4.48 Disclosure. No representation, warranty or statement made by the Company, the Seller or the Physician Stockholders in (i) this Agreement,
(ii) the Schedules attached hereto, or (iii) any other Transaction Document or other written material furnished (or to be furnished) and prepared by the Company or the Seller to the Purchaser, the Merger Sub, or their respective representatives, attorneys and accountants pursuant to this Agreement or any other Transaction Document, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

      Section 4.49 Investment Intent of the Seller. The Seller represents that
(i) by reason of its business and financial experience, and the business and financial experience of those persons, if any, retained by it to advise it with respect to its acquisition of the Common Stock Consideration and the Preferred Stock pursuant hereto, the Seller, together with such advisers, have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective acquisition, and that it is purchasing the Common Stock Consideration and the Preferred Stock for its own account and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Common Stock Consideration or the Preferred Stock except in compliance with the Securities Act, (ii) it understands and agrees that the Purchaser's offer and sale of the Common Stock Consideration and the Preferred Stock have not been registered under the Securities Act and the Common Stock Consideration and the Preferred Stock may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available and (iii) it has received all the information it has requested from the Purchaser and has had the opportunity to ask questions of the Purchaser and, relying on the completeness and accuracy of such information, the Seller believes such information is sufficient to make an informed decision with respect to its acquisition of the Common Stock Consideration and the Preferred Stock.

                                   ARTICLE V.

                        REPRESENTATIONS AND WARRANTIES OF
                        THE PURCHASER AND THE MERGER SUB

      The Purchaser and the Merger Sub represent and warrant to the Seller as follows:

     Section 5.01 Organization and Qualification. Each of the Purchaser and the Merger Sub (i) is a corporation duly organized, validly existing and in good standing as a business corporation under the laws of the State of Delaware, (ii) has all corporate power and authority to own, lease and operate its properties and to carry on its business as currently being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on it.

      Section 5.02 Authority.

            (a) The Purchaser and the Merger Sub have the requisite corporate power and authority to execute and deliver the Transaction Documents and all other instruments or agreements to be executed in connection herewith or therewith, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Purchaser and the Merger Sub and no other corporate proceedings on the part of the Purchaser or the Merger Sub are necessary to authorize the Transaction Documents or to consummate the transactions contemplated hereby or thereby. The Transaction Documents to which it is a party have been duly executed and delivered by the Purchaser and the Merger Sub and, assuming the Transaction Documents constitute valid and binding obligations of the Seller, the Company and the Physician Stockholders, constitute valid and binding obligations of the Purchasers and the Merger Sub, enforceable against the Purchaser and the Merger Sub in accordance with their respective terms.

            (b) When paid for by, and issued to, the Seller in accordance with the terms hereof, the Common Stock Consideration will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive right of stockholders or rights of first refusal; and the Seller will have good title to such Common Stock, free and clear of all Liens (other than any created by the Seller or any Physician Stockholder or applicable federal or state securities Laws relating to restrictions on the transferability thereof and other than as provided in the Transaction Documents, including the Administrative Services Agreement and Voting Agreement).

            (c) The Preferred Stock that is being offered and sold to the Seller at the Closing will have the voting powers, dividend rights, liquidation rights, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, as set forth in the Certificate of Designations attached hereto as Exhibit 10, which will be filed with the Secretary of State of the State of Delaware prior to the Closing. When paid for by, and issued to, the Seller in accordance with the terms hereof, the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive right of stockholders or rights of first refusal; and the Seller will have good title to such preferred stock, free and clear of all Liens (other than any created by the Seller or any Physician Stockholder or applicable federal or state securities Laws). On or prior to the Closing, the shares of Common Stock (the "Conversion Shares") issuable upon conversion of the Preferred Stock will have been reserved for issuance therefor by the Purchaser and, when converted by, and issued to, the Seller in accordance with the terms of the Preferred Stock, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive right of stockholders or rights of first refusal; and the Seller will have good title to such stock, free and clear of all Liens (other than any created by the Seller or any Physician Stockholder or other holder thereof or applicable federal or state securities Laws relating to restrictions on the transferability thereof and other than as provided in the Transaction Documents, including the Administrative Services Agreement and Voting Agreement).

      Section 5.03 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement or the other Transaction Documents by the Purchaser or the Merger Sub, nor the consummation by the Purchaser or the Merger Sub of the transactions contemplated hereby or thereby nor compliance by the Purchaser or the Merger Sub with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the charter or by-laws of either the Purchaser or the Merger Sub, (ii) require any filing with, or Consent of, any Governmental Authority or other Person by the Purchaser or the Merger Sub, (iii) (with or without the giving or receipt of due notice or the passage of time or both) result in a violation or breach of, or constitute a default or give rise to any right of termination, amendment, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, License, contract, agreement or other instrument or obligation to which the Purchaser or the Merger Sub is a party or by which any of its properties or assets may be bound or subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or the Merger Sub or any of their respective properties or assets, except, other than with respect to clause (i) above, where the failure to make any such filing or to obtain any such Consent, or any such violation, breach, default, termination, amendment, cancellation or acceleration would not have a material adverse effect on the Purchaser or the Merger Sub.

      Section 5.04 Capitalization. The authorized capital stock of the Purchaser consists of fifty million (50,000,000) shares of Common Stock and one million (1,000,000) shares of preferred stock, par value $0.10 per share ("Purchaser Preferred Stock"), of the Purchaser. As of ______, 1999, _______ shares of Common Stock and _____ shares of Purchaser Preferred Stock were issued and outstanding. As of ______, 1999, options and warrants exercisable to purchase an aggregate of _____ shares of Common Stock from the Purchaser were outstanding.

      Section 5.05 Commission Filings. The Purchaser has filed all required forms, reports and other documents with the Commission for periods from and after December 31, 1997 (collectively, the "Commission Filings"), each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The Purchaser has heretofore made available to the Seller all of the Commission Filings, including the Purchaser's (i) Annual Report on Form 10-K for the year ended December 31, 1997; (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (iii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; (iv) Quarterly Report on Form 10-Q for the quarter ended

September 30, 1998; and (v) proxy statement filed with the Commission relating to the Purchaser's 1998 annual meeting of stockholders. As of their respective dates, the Commission Filings (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Purchaser (the "Purchaser Financial Statements") included or incorporated by reference in such Commission Filings have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present the financial position of the Purchaser as of the dates thereof and the income and retained earnings and sources and applications of funds for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

      Section 5.06 No Material Adverse Change. Since September 30, 1998, except as set forth on Schedule 5.06, there has been no material adverse change in the business, operations, condition (financial or otherwise), liabilities or assets of the Purchaser and, to the knowledge of the Purchaser, there are no changes threatened or pending or any facts or circumstances which the Purchaser believes are likely to give rise to or cause such a change (other than general conditions affecting the industry as a whole), nor has there been any damage, destruction or loss, whether or not covered by insurance, which could have a material adverse effect on the Purchaser or the Merger Sub.

      Section 5.07 Absence of Liabilities. Except as described on Schedule 5.07 or in any Commission Filing, the Purchaser has no debt, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not the amount thereof is readily ascertainable, that are not accurately reflected as a liability in the Purchaser Financial Statements, except for liabilities incurred by the Purchaser, subsequent to September 30, 1998 and in the ordinary course of business consistent with past practices which are not (x) otherwise prohibited by, in violation of or which will result in a breach of the representations, warranties or covenants of the Purchaser contained in this Agreement and (y) material, either individually or in the aggregate.

      Section 5.08 Litigation. Schedule 5.08 sets forth a complete and accurate list of all material suits, claims, proceedings, investigations or reviews which are pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or the Merger Sub or directors or officers (in their capacity as such) of the Purchaser or the Merger Sub or any of their respective assets and properties.

      Section 5.09 Taxes. Except as set forth on Schedule 5.09, the Purchaser
(i) has filed all Tax Returns that were required to be filed, (ii) all such Tax Returns were, when filed, and continue to be, correct and complete in all material respects, and (iii) all Taxes owed by the Purchaser have been timely paid in all material respects.

                                   ARTICLE VI.

                                CERTAIN COVENANTS

     Section 6.01 Access to Information. From the date hereof until the Effective Time, the Purchaser and its directors, officers, employees, agents, attorneys, accountants and other representatives shall have full access, upon reasonable notice and during normal business hours, to the employees and financial, legal and other representatives of the Company and the Seller with knowledge of the Company's and the Seller's business and operations, such persons to be instructed by the Company and the Seller to make full and candid disclosure of all information reasonably requested, and to the books, records and properties relating to the Company's and the Seller's business and operations (including obtaining copies thereof upon reasonable notice). The Purchaser will use its best efforts not to disrupt the Company's and the Seller's operations or impinge unnecessarily upon the time of the Company's or the Seller's employees.

     Section 6.02 Conduct of Business in Normal Course. The Seller, the Company and the Physician Stockholders covenant and agree, except as otherwise expressly contemplated by this Agreement or as specifically consented to in writing by the Purchaser, from and after the date of this Agreement and until the Effective Time, to use their respective best efforts consistent with good business judgment to maintain the Company's and the Seller's present business organizations intact, keep available the services of its present employees, preserve its present relationships with Persons having business dealings with them and generally operate its business in the ordinary and regular course consistent with its prior practices, maintain its books and records in accordance with good business practice, on a basis consistent with prior practice and in accordance with GAAP, and maintain all certificates, licenses and permits necessary for the conduct of their respective businesses as currently conducted. The Seller, the Company and the Physician Stockholders covenant and agree that, except as otherwise expressly contemplated by this Agreement or as specifically consented to in writing by the Purchaser, from and after the date of this Agreement and until the Closing Date, neither the Seller, the Company nor the Physician Stockholders shall undertake or permit the following to occur with respect to either the Seller or the Company, any:

            (a) action or omission which would result in a material adverse change, whether direct or indirect, in the business, operations, condition (financial or otherwise), prospects, liabilities or assets, whether or not insured;

            (b) transaction not in the ordinary course of business, including without limitation any sale of all or substantially all of the assets (or any merger, consolidation or other business combination with any other entity);

            (c) material damage, destruction or loss, whether or not insured;

            (d) individual unfulfilled commitment as of the date of this Agreement requiring expenditures exceeding $10,000 in the aggregate (excluding commitments expressly described elsewhere in this Agreement or the Schedules hereto);

            (e) failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on September 30, 1998, or any destruction, damage to, or loss of any asset (whether or not covered by insurance) that materially and adversely affects the business, operations, condition (financial or otherwise), prospects, liabilities or assets;

            (f) material change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions;

            (g) material revaluation of any assets or material write down of the value of any inventory;

            (h) declaration, setting aside, or payment of a dividend or other distribution in respect of Capital Stock, or any direct or indirect redemption, purchase or other acquisition of any shares of Capital Stock;

            (i) issuance or sale or agreement to issue or sell any Capital Stock except for shares issued upon exercise of options and warrants currently outstanding;

            (j)   amendment to Articles of Incorporation or By-laws;

            (k) sale, assignment or transfer of any tangible or intangible asset, including any rights to intellectual property, except in the ordinary course of business;

            (l) disposition of or lapse of any patent, trademark, tradename, servicemark or copyright or any application for the foregoing, or disposition of any technology, software or know-how, or any license, permit or authorization to use any of the foregoing;

            (m) mortgage, pledge or other encumbrance, including Liens and security interests, of any tangible or intangible asset;

            (n) discharge or satisfaction of any Lien or payment or cancellation of any liability other than payment of current liabilities in the ordinary course of business;

            (o) entering into any agreement, whether written or oral, or transaction to (i) waive, relinquish, terminate or forebear the enforcement of any right (x) not in the ordinary course of business or (y) involving consideration in excess of $10,000 (other than inventory acquisitions and dispositions in the ordinary course of business) or (ii) for the sale or acquisition or lease of any material assets;

            (p) indebtedness incurred for borrowed money or any commitment to borrow money, any capital expenditure or capital commitment requiring an expenditure of monies in the future, any incurrence of a contingent liability or any guaranty or commitment to guaranty the indebtedness of others entered into, other than customary transactions in the ordinary course of business not in excess of $10,000 in the aggregate;

            (q) amendment, termination or revocation of (or notice of intent to do so), or a failure in any material respect to perform obligations or the occurrence of any default under, any material contract or agreement to which it is, or as of September 30, 1998 was, a party or of any material license, permit or franchise required for the continued operation of any business conducted by it on September 30, 1998;

            (r) increase or commitment to the increase of the salary or other compensation payable or to become payable to any officers, directors or employees, agent or independent contractors, the payment of any bonus to the foregoing persons or entering into any employment, consulting or other service agreements except in the ordinary course of business and consistent with past practice and applicable policies and procedures;

            (s) material agreement with any physician, insurance company, managed care organization or other healthcare organization;

            (t) agreement or understanding to take any of the actions described above in this Section 6.02.

      Section 6.03 Consent. Each of the parties hereto will use its best efforts and shall fully cooperate with each other party to make promptly all registrations, filings and applications, give all notices and obtain all Consents.

     Section 6.04 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated pursuant to this Agreement and the other Transaction Documents.

     Section 6.05 No Solicitation. From the date hereof to the Effective Time, the Seller, the Company and the Physician Stockholder agree that neither they nor any of their respective directors, officers, employees, representatives, agents or stockholders, will, directly or indirectly, solicit or initiate any discussions or negotiations with, participate in any negotiations with, provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any Person or other group, other than the Purchaser and its directors, officers, employees, representatives and agents, concerning any merger, sale of substantial assets, sale of shares of capital stock or similar transaction involving the Company or the Seller. Each of the Company and the Seller will promptly advise the Purchaser of any proposal or inquiry made to it or any of their respective directors, officers, employees, representatives, agents or stockholders with respect to any of the foregoing transactions.

     Section 6.06 Notification of Certain Matters. Each party hereto agrees to give prompt notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its or his representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its or his part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of or the failure to deliver any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 6.07 Supplements to Schedules. Prior to the Effective Time, the Seller, the Company and the Physician Stockholders will supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules. No supplement or amendment of the Schedules made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the Purchaser specifically agrees thereto in writing.

      Section 6.08 Confidentiality.

            (a) Except as otherwise provided in this Section 6.08, the Purchaser, on the one hand, and the Seller, the Physician Stockholders and the Company (the "Selling Group"), on the other hand, shall not disclose any Confidential Information. Prior to the Effective Time, the Purchaser and the Selling Group shall use the Confidential Information solely in connection with its analysis and review of the transactions contemplated by this Agreement; provided that upon and subsequent to the Effective Time all Confidential Information provided to the Purchaser by the Selling Group shall become the property of the Purchaser, and the Purchaser shall have no further obligations pursuant to this Section 6.08. Subsequent to the Effective Time, the obligations of the Selling Group under this Section 6.08 shall continue in effect and all confidential information previously provided by the Selling Group to the Purchaser will constitute Confidential Information which the Selling Group shall keep confidential in accordance with the terms of this Section 6.08.

            (b) The Purchaser and the Selling Group may disclose Confidential Information to any of their respective directors, officers, employees, agents, financing sources, and advisors (each a "Representative" and, collectively, the "Representatives") who need to know such Confidential Information, for the purpose of assisting such party in connection with the transactions contemplated by this Agreement. The Purchaser and the Selling Group (the "Disclosing Party") may disclose Confidential Information if required (upon the receipt of an opinion of counsel) by legal process or by operation of applicable Law; provided, however, that the Disclosing Party shall first promptly advise and consult with the other party (the "Subject Party") and its counsel concerning the information the Disclosing Party proposes to disclose. The Subject Party shall have the right to seek an appropriate protective order or other remedy concerning the Confidential Information that the Disclosing Party proposes to disclose, and the Disclosing Party will cooperate with the Subject Party to obtain such protective order. In the event that such protective order or other remedy is not obtained by the Subject Party, the Disclosing Party will disclose only that portion of the Confidential Information which, in the written opinion of the Disclosing Party's counsel, the Disclosing Party is legally required to disclose, and the Disclosing Party will use its best efforts to obtain assurances that confidential treatment will be accorded to such information.

            (c) In the event that the transactions contemplated hereby are not consummated, all Confidential Information whether or not then in each parties' possession, and any copies thereof, or notes or extracts therefrom shall be returned to the other party, without retaining any copies thereof, and each party shall destroy, as soon as practicable, all copies of any analyses, studies, compilations or other documents prepared by it or any of its Representatives to the extent that they contain, reflect or are generated from any Confidential Information.

            (d) Each party acknowledges and agrees that any breach by it of the provisions of this Section 6.08 will cause the other party irreparable injury and damage, for which it cannot be adequately compensated in damages. Each party, therefore, expressly agrees that the other party shall be entitled to seek injunctive relief and/or other equitable relief to prevent any anticipatory breach or continuing breach of the provisions of this Section 6.08, or any part thereof, and to secure their enforcement. Nothing herein shall be construed as a waiver by a party of any right it may now have or hereafter acquire to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of a party under the provisions of this Section 6.08.

     Section 6.09 Independent Appraisal. The Seller and the Purchaser agree that they will engage, and equally share the costs of, an independent appraisal firm to advise each of them with respect to the fair value of the Common Stock Consideration.

      Section 6.10 Fees and Expenses.

            (a) In the event that, from the date hereof to the Effective Time,
(i) the Purchaser is using its reasonable efforts in good faith to consummate the transactions contemplated hereby (ii) no material adverse change in the business or prospects, including but not limited to the financial or market prospects, of the Purchaser shall have occurred since the date hereof, and (iii) the transactions contemplated hereby are not consummated as a consequence of (A) the Seller, the Physician Stockholders or the Company deciding not to proceed with a transaction based substantially upon the same terms, conditions and purchase price contemplated herein, (B) the Seller, the Physician Stockholders or the Company breaching the provisions of this Agreement, or (C) the Seller, the Physician Stockholders or the Company failing to use their reasonable efforts in good faith to consummate the transactions contemplated hereby, each of the Seller, the Physician Stockholders and the Company agree to reimburse the Purchaser for its reasonable out of pocket expenses, including legal and accounting fees, incurred relative to the transactions contemplated hereby; provided, that the Seller, the Physician Stockholders and the Company's aggregate reimbursement obligations, which shall be joint and several, shall not exceed $150,000.

            (b) In the event that, from the date hereof to the Effective Time,
(i) the Seller, the Physician Stockholders and the Company are using their reasonable efforts in good faith to consummate the transactions contemplated hereby and satisfy the conditions set forth in Section 8 herein, (ii) the condition set forth in Section 8.14 herein has been satisfied, (iii) no material adverse change in the business or prospects, including but not limited to the financial or market prospects of the Company or the Seller shall have occurred since the date hereof, and (iv) a transaction is not consummated as a consequence of (A) the Purchaser deciding not to proceed with a transaction based substantially upon the same terms, conditions and purchase price contemplated herein, (B) the Purchaser breaching the provisions hereof, or (C) the Purchaser failing to use its reasonable efforts in good faith to consummate the transactions contemplated hereby, the Purchaser agrees to reimburse the Company, the Seller and the Physician Stockholders for their reasonable out of pocket expenses, including legal and accounting fees, incurred relative to the transactions contemplated hereby; provided, that the Purchaser's aggregate reimbursement obligations hereunder and in connection with the stock purchase agreement between the Purchaser and Liberty shall not exceed $150,000.

      Section 6.11 DVI Term Loan. The Company hereby acknowledges that it has received the DVI Term Loan and that the Purchaser facilitated the Company's efforts in obtaining the DVI Term Loan. The Seller and each Physician Stockholder of the Practice (i) acknowledge that the DVI Term Loan is for their benefit and (ii) agree that to the extent that the Purchaser (or any subsidiary or affiliate of the Purchaser) is or becomes liable (whether contingently or otherwise) in respect of any indebtedness or other liability or obligation of either the Seller or the Company (the "Pre-Acquisition Liability") and the transactions contemplated herein are not consummated on the terms set forth herein, then the Seller and each Physician Stockholder hereby agrees, jointly and severally, to indemnify, defend and hold the Purchaser, its subsidiaries and affiliates and their respective officers, directors, representatives and agents and any successors and assigns thereto harmless from and against any and all claims, damages, injuries, liabilities, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnitee in any action or proceeding between the Indemnitor and the Indemnitee or between the Indemnitee and any third party or otherwise, arising out of or in any way related to the Pre-Acquisition Liability.

            The Seller and each Physician Stockholder acknowledge that the foregoing indemnification is and shall at all times continue to be absolute, irrevocable and unconditional in all respects, irrespective of the value, genuineness, validity, regularity, or enforceability of the Pre-Acquisition Liability or any other provision of this Agreement, and irrespective of any Law, now or hereafter in effect in any jurisdiction affecting the Pre-Acquisition Liability or this Agreement. The liability of the Seller and each Physician Stockholder under the provisions of this Section 6.11 is not, and will not be, subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever, whether by reason of any claim of any character whatsoever (including, without limitation, any claim of waiver, release, surrender, alteration, or compromise), or by reason of any liability at any time of the Purchaser to the Seller, the Company or any Physician Stockholder or otherwise, or arising from default, willful misconduct, negligence or otherwise. The provisions of this Section 6.11 (and the obligations of the Seller and the Physician Stockholders hereunder) shall at all times be valid and enforceable, irrespective of any other agreement or circumstance of any nature whatsoever which might otherwise constitute a defense, and the obligations of this Section 6.11 shall survive any termination of this Agreement.

     Section 6.12 Proxy Statement. The Seller and the Company covenant and agree
(i) to promptly furnish (and be responsible for) all information, and take such other actions, as may be requested by the Purchaser in connection with the preparation and filing of the Proxy Statement so that the Proxy Statement, on the date filed with the Commission and on the date first published, sent or given to the Purchaser's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) to promptly correct any information supplied to the Purchaser specifically for use in the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect.


                                  ARTICLE VII.

                     CONDITIONS TO EACH PARTY'S OBLIGATIONS

      The respective obligations of each party hereunder are subject to the satisfaction, at or before the Effective Time, of the conditions set forth below.

     Section 7.01 Governmental Authorizations; Consents. The Seller, the Physician Stockholders, the Company, the Purchaser and the Merger Sub shall have obtained all Consents which are required for the consummation of the Merger and the transactions contemplated under this Agreement.

     Section 7.02 Absence of Litigation. There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (i) prohibits or makes illegal the purchase by the Purchaser of the Stock, (ii) would require the divestiture by the Purchaser of all or a material portion of the Stock or the assets of the Purchaser as a result of the transactions contemplated hereby or (iii) would impose limitations on the ability of the Purchaser to effectively execute full rights of ownership of the Stock as a result of the transaction contemplated hereby.

     Section 7.03 No Injunction. At the Effective Time there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which the Purchaser deems unacceptable in its sole discretion.


                                  ARTICLE VIII.

                     CONDITIONS PRECEDENT TO THE PURCHASER'S
                        AND THE MERGER SUB'S OBLIGATIONS

      The obligation of the Purchaser and the Merger Sub to effect the Merger is subject to the satisfaction, at or prior to the Effective Time, of the conditions set forth below. The benefit of these conditions are for the Purchaser and the Merger Sub only and may be waived in writing by the Purchaser and the Merger Sub at any time in their sole discretion.

     Section 8.01 Accuracy of Representations and Warranties. The representations and warranties of the Seller, the Company and the Physician Stockholders shall be true and correct in all material respects as of the date when made and as of Closing Date as though made at that time, and the Purchaser shall have received certificates attesting thereto from the Seller, the Company and the Physician Stockholders signed by a duly authorized officer of each of the Company and the Seller, and each Physician Stockholder, respectively.

     Section 8.02 Performance by the Seller, the Company and the Physician Stockholders. The Seller, the Company and the Physician Stockholders shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, including, without limitation, the deliveries required under Section 3.02(b), and the Purchaser shall have received certificates attesting thereto from the Seller, the Company and the

Physician Stockholders signed by a duly authorized officer of each of the Company and the Seller, and each Physician Stockholder, respectively.

     Section 8.03 Investigations. No investigation of the Company by the Purchaser nor any document delivered to the Purchaser as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole judgement of the Purchaser, reflect in a material adverse way on the Company, the Seller or the Stock.

     Section 8.04 Casualty Losses; Material Change. Since September 30, 1998, neither the Company nor the Seller shall have suffered (i) any material casualty loss, (ii) any material business interruption, (iii) any material labor difficulty or customer boycott or (iv) any material adverse change in its business, operations, prospects or financial condition.

     Section 8.05 Stock. The Stock shall be free and clear of Liens of any nature whatsoever.

     Section 8.06 Board of Directors. The Board of Directors and officers of the Company shall have delivered resignations on or prior to the date hereof and effective as of the Closing Date.

     Section 8.07 Investment Representations. The Purchaser shall have received investment representations satisfactory to the Purchaser from the Seller and each Physician Stockholder and any other recipient of either the Common Stock Consideration or the Preferred Stock, on or prior to the date hereof and effective as of the Closing Date.

     Section 8.08 CLIA. The Company shall have provided the Purchaser with documentation, in form and substance acceptable to the Purchaser and as of a date acceptable to the Purchaser, to the effect that the operations of the Seller and the Company have complied with CLIA and all HCFA regulations.

     Section 8.09 Employment Agreements. The Purchaser shall have entered into an employment agreement with each of Dr. Sklower and Dr. Patel, dated on or prior to the date hereof and effective as of the Closing Date, on terms and conditions which are satisfactory to the parties thereto. The Seller shall have entered into an employment agreement, dated on or prior to the date hereof and effective as of the Closing Date, on terms and conditions satisfactory to the parties thereto and the Purchaser, by and between the Company and those Physician Stockholders and those other physicians employed by or who provide services to the Seller as shall be mutually agreed upon by the Purchaser and the Seller.

     Section 8.10 Leases. The Company shall have entered into five year leases (with two renewal periods of five years each) or assumed the existing leases, with respect to each of the facilities in which the operations of the Seller are currently conducted, on terms and conditions satisfactory to the Purchaser.

     Section 8.11 Agreements with Stockholders of the Seller The Seller shall have entered into agreements with the holders of securities convertible into Capital Stock of the Company, on terms satisfactory to the Purchaser, dated on or prior to the date hereof and effective as of the Closing Date.

     Section 8.12 Liberty HealthCare System, Inc. The Purchaser shall have entered into an agreement with Liberty with respect to the sale, to be consummated contemporaneously herewith, by Liberty to the Purchaser of its interest in the Company, on terms satisfactory to the Purchaser.

     Section 8.13 Financing. The Purchaser shall have obtained the financing necessary to consummate the transactions contemplated hereby.

     Section 8.14 Audited Financial Statements. The 1997 Company Financial Statements, the 1996 Company Financial Statements, the 1997 Seller Financial Statements and the 1996 Seller Financial Statements shall have been delivered to the Purchaser and shall reflect that the Seller and the Company had aggregate revenues of at least $7.9 million and $17.4 million, respectively, for fiscal year 1997 and $8.1 million and $17.8 million, respectively, for fiscal 1996, and a net loss of $6,000 and $1.48 million, respectively, for fiscal 1997 and pre-tax profits of $149,000 and a net loss of $3,466,367, respectively, for fiscal 1996, in each case, after deducting all business expenses including, but not limited to, the annual compensation of Dr. Sklower and Patel.

     Section 8.15 Unaudited Financial Statements. The Interim 1998 Company Financial Statements and the Interim 1998 Seller Financial Statements shall have been delivered to the Purchaser.

     Section 8.16 FIRPTA Certificate. The Seller shall deliver to the Purchaser a certificate (the "FIRPTA Certificate") in a form substantially identical to the form attached hereto as Exhibit 12.

     Section 8.17 Consents. The Purchaser, the Seller and the Company shall have obtained all necessary Consents including, without limitation, any regulatory, stock exchange or corporate approvals (including, without limitation, any necessary approvals of the Board of Directors and stockholders of the Purchaser).

     Section 8.18 Administrative Services Agreement. The Company and the Seller shall have entered into the Administrative Service Agreement, dated on or prior to the date hereof and effective as of the Closing Date.

     [Section 8.19 IPA Agreement. The Seller and the IPA shall have entered into the IPA Agreement, dated on or prior to the date hereof and effective as of the Closing Date.]

     Section 8.20 Compliance with Laws. Neither the Company nor the Seller shall be in violation of any Laws, which violation may have a Material Adverse Effect.

     Section 8.21 Opinions of Counsel. The Purchaser shall have received from counsel to the Seller an opinion of counsel, dated as of the Closing Date and addressed to the Purchaser, substantially in the form of Exhibit 11.

     Section 8.22 Voting Agreement. The Seller and the Physician Stockholders shall have entered into the Voting Agreement, dated on or prior to the date hereof and effective as of the Closing Date.


                                   ARTICLE IX.

               CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS.

      The obligation of the Seller to effect the Merger is subject to the satisfaction, at or prior to the Effective Time, of the conditions set forth below. The benefit of these conditions are for the Seller only and may be waived by the Seller in writing at any time in its sole discretion.

     Section 9.01 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made at that time, and the Seller shall have received a certificate attesting thereto signed by a duly authorized officer of the Purchaser.

     Section 9.02 Performance by Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, including, without limitation, the deliveries required under Section 3.02(a), and the Seller shall have received a certificate from the Purchaser signed by a duly authorized officer of the Purchaser to such effect.

     Section 9.03 Board Representation. The Purchaser shall appoint Dr. Patel (or such other person designated by the Seller and reasonably acceptable to the Purchaser) to the Board of Directors of the Purchaser, effective as of the Closing Date.

     Section 9.04 Liberty HealthCare System, Inc. The Purchaser shall have entered into an agreement with Liberty with respect to the sale, to be consummated contemporaneously herewith, by Liberty to the Purchaser of its interest in the Company.

     Section 9.05 Consents. The Purchaser, the Seller and the Company shall have obtained all necessary Consents including, without limitation, any regulatory, stock exchange or corporate approvals (including, without limitation, any necessary approvals of the Board of Directors and stockholders of the Purchaser).

     Section 9.06 Compliance with Laws. Neither the Company nor the Seller shall be in violation of any Laws, which violation may have a Material Adverse Effect.

     Section 9.07 Consent of Seller Stockholders. The obligations of the Company and the Seller are subject to the consent of the stockholders of the Seller, which consent may be withheld in the sole and absolute discretion of the stockholders.


                                   ARTICLE X.

                   SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                           COVENANTS AND AGREEMENTS.

      Except as otherwise specifically provided for herein, the representations, warranties, covenants and agreements of the Purchaser, the Merger Sub, the Seller, the Physician Stockholders and the Company included or provided for herein, or in other instruments or agreements delivered or to be delivered at or prior to Closing in connection herewith, including the representations and warranties of all Persons made in the certificates to be delivered to the Purchaser pursuant hereto, and the obligation of the Purchaser and the Seller to indemnify on account of a breach or violation thereof shall survive for a period of thirty-six (36) months following the Closing Date; provided, however, that
(x) there shall be no limit on the survival of the indemnification obligations of the Seller for breaches of the representations or warranties made by the Seller and the Company as to the transfer of legal and valid title to the Stock and to environmental matters and (y) the indemnification obligations of the Seller for breaches of the representations or warranties made by the Seller and the Company with respect to Taxes or Tax matters shall survive until the expiration of the applicable statute of limitations. Similarly, the obligation of the Seller to indemnify the Purchaser, the Merger Sub and (after the Effective Time) the Company with respect to any liability of the Company not expressly assumed hereunder by the Purchaser, shall survive until such liability or claim is fully paid and discharged. Notwithstanding anything herein to the contrary, if, prior to the expiration of any indemnification period, the Purchaser, or the Seller, as the case may be, shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved before the expiration of such period, any representation, warranty, covenant or agreement that is the basis for such claim shall continue to survive and shall remain a basis for indemnity as to such claim until such claim is finally resolved. All statements contained herein and in the other Transaction Documents, including the Schedules, the Company's Financial Statements and the Seller's Financial Statements shall be deemed representations and warranties for all purposes of this Agreement. The respective representations and warranties of the Seller, the Company, Physician Stockholders, the Purchaser and the Merger Sub contained herein or in any other documents covered in the preceding sentence shall not be deemed waived or otherwise affected by any investigation made by any party hereto or any amendment or supplement to the schedules or exhibits hereto occurring after the signing of this Agreement.

                                   ARTICLE XI.

                                INDEMNIFICATION.

      Section 11.0 General Indemnity.

            (a) Subject to the limitations and other provisions of Article X and this Article XI, the Seller and the Physician Stockholders agree to indemnify and hold harmless the Purchaser, its respective Affiliates (including, after the Effective Time, the Company) and the successors and assigns of all of them, including Persons providing financing to the Purchaser in their capacity as successors or assigns of the Purchaser, from, against and in respect of any and all Losses resulting from, incurred in connection with or arising out of (i) any breach or alleged breach of any representation, warranty, covenant or agreement of the Seller, the Company or the Physician Stockholders contained herein or made in the Transaction Documents and any actual or threatened action or proceeding in connection with any breach or alleged breach, (ii) the conduct of the conduct of the operations of the Company or the Seller on or prior to the Effective Time, (iii) any liability for Taxes (x) of the Company, (y) incurred by reason of the Company being severally liable (pursuant to Treasury Regulation
Section 1.1502-6, any analogous state, local, or foreign provision, or otherwise), in whole or in part, for any Tax of any affiliated group (as defined in Section 1504(a) of the Code or any analogous state, local or foreign provision), with respect to which the Company or any predecessor thereof may be or have been an includible corporation (as defined in Sections 1504(b) and (c) of the Code or such analogous state, local or foreign provision) (an "Affiliated Group"), (z) of any Person other than the Company for which the Company has liability as a transferee or successor, by contract or otherwise; and (iv) liabilities of the Company, the Seller or their respective subsidiaries and related Liens not set forth on Schedule 4.15 or 4.25 or reflected in either the Company's Financial Statements or the Seller's Financial Statements. The indemnification obligations to be borne by a Physician Stockholder shall be limited to his pro rata portion of such obligations based on his equity interest in the Practice.

                  The Purchaser and the Merger Sub shall indemnify and hold harmless the Physician Stockholders, the Seller, their Affiliates and their successors and assigns from, against and in respect of any and all Losses resulting from, incurred in connection with or arising out of any breach or alleged breach of any representation, warranty, covenant or agreement of the Purchaser and any actual or threatened action or proceeding in connection therewith.

                  The party or parties being indemnified are referred to herein as the "Indemnitee" and the indemnifying party is referred to herein as the "Indemnitor".

            (b) No claim for indemnification under Section 11.01(a) (other than indemnification claims relating to Recoupment Claims payable to a Governmental Authority) may be brought by the Purchaser unless and until the aggregate dollar amount of all Losses sought by the Purchaser to be indemnified against under such aforesaid Section equals or exceeds

$50,000, in which event the Purchaser may assert all such claims and the Seller and the Physician Stockholders shall be responsible for, and shall hold the Purchaser harmless from, any and all such Losses; provided, further, however, that the maximum liability that the Seller and the Physician Stockholders may have with respect to claims for indemnification under Section 11.01(a) will be an amount equal to the Merger Consideration, other than with respect to matters involving fraud, willful misconduct or bad faith. In determining the amount of the Merger Consideration, the Common Stock Consideration shall be valued based on the closing sales price of the Common Stock on The Nasdaq National Market on the trading day immediately preceding the Closing Date and the Preferred Stock shall be valued based on its liquidation preference.

            (c) Any Losses payable by the Seller and the Physician Stockholders to the Purchaser pursuant to Section 11.01(a) may be payable, in the sole discretion of the payor, (i) in cash in immediately available funds, (ii) in shares of Common Stock valued based on the closing sales price of the Common Stock on The Nasdaq National Market on the trading day immediately preceding the Closing Date or (iii) in Preferred Stock valued at its liquidation preference. Notwithstanding the foregoing, any Losses payable by the Seller and the Physician Stockholders to the Purchaser in respect of which the Purchaser made or otherwise incurred a cash expenditure shall be paid in cash in immediately available funds by the Seller and the Physician Stockholders.

     Section 11.0 Indemnification Procedure.

            (a) Any party who receives notice of a potential claim that may, in the judgment of such party, result in a Loss shall use all reasonable efforts to provide the parties hereto notice thereof, provided that failure or delay or alleged delay in providing such notice shall not adversely affect such party's right to indemnification hereunder except to the extent that the Indemnitor demonstrates that the defense of such action has been prejudiced by the Indemnitee's failure to give such notice. In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall assert a claim for indemnification by written notice ("Notice") to the Indemnitor stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within 30 days of the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee.

            (b) In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee which consent shall not be unreasonably withheld) and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnitor shall, within 20 days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim. If (i) the Indemnitor shall decline to assume the defense of any such claim, (ii) the Indemnitor shall fail to notify the Indemnitee within 20 days after receipt of the Notice of the Indemnitor's election to defend such claim or
(iii) the Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnitor or a conflict exists between the Indemnitor and the Indemnitee (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee), the Indemnitee shall defend against such claim and the Indemnitee may settle such claim without the consent of the Indemnitor, and Indemnitor may not challenge the reasonableness of any such settlement. The expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnitor, and the Indemnitor shall pay the Indemnitee, in immediately available funds, as such Losses are incurred. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. In the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then the Indemnitor shall within ten (10) days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount pay to the Indemnitee, in immediately available funds, the amount of such Losses. Anything in this Article XI to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee, a release from all liability in respect of such claim.

            (c) The remedies provided for in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.


                                  ARTICLE XII.

                                  TERMINATION.

     Section 12.01 Right to Terminate. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated and the Merger and the transactions contemplated herein abandoned at any time prior to the Effective Time:

                  (i) by mutual consent of the Purchaser, on the one hand, and the Seller, on the other;

                  (ii) by the Purchaser or the Seller if the Closing shall not have occurred by _________, 1999, provided, however, that the right to terminate this Agreement under this
                        Section 12.01 shall not be available to any party whose failure (and, in the case of the Seller, the failure of the Company or any Physician Stockholder) to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (iii) by the Purchaser or the Seller if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (iv) by the Seller if the Purchaser or the Merger Sub (x) breaches its representations and warranties in any material respect, or (y) fails to comply in any material respect with any of its covenants or agreements contained herein; or

                  (v) by the Purchaser if the Seller, the Company or any Physician Stockholder (x) breaches its representations and warranties in any material respect, or (y) fails to comply in any material respect with any of its covenants or agreements contained herein.

     Section 12.0 Obligations to Cease. In the event that this Agreement shall be terminated pursuant to Section 12.01 hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party except for (i) the obligations with respect to confidentiality contained in Section 6.08 hereof (ii) the obligations with respect to fees and expenses contained in Sections 6.09 and 6.10, (iii) the obligations of the Seller and the Physician Stockholders with respect to the DVI Term Loan contained in Section 6.11 and (v) the obligations with respect to costs contained in Section 14.02 hereof.

                                  ARTICLE XIII.

                         OBLIGATIONS AFTER THE CLOSING.

     Section 13.0 Tax Returns.

            (a) Tax Periods Ending on or Before the Closing Date. Seller shall prepare or cause to be prepared and file or cause to be filed (at its expense) all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date (including income Tax Returns with respect to periods for which a unitary or combined income Tax Return of Seller will include the operations of the Company). Such Tax Returns shall be prepared in a manner consistent with the Tax Returns (including amended Tax Returns) of the Company filed on or prior to the Closing Date for prior fiscal periods. Seller shall pay, or cause to be paid, all Taxes shown as due (or required to be shown as due) on such Tax Returns.

            (b) Tax Periods Beginning Before and Ending After the Closing Date. The Purchaser shall prepare or cause to be prepared and file or cause to be filed (at its expense) any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. The Seller shall pay to the Purchaser within fifteen days after the date on which Taxes are paid with respect to such periods an amount equal to the Seller's portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date. For purposes of this Section 13.01, the Taxes which relate to the portion of such Tax period ending on the Closing Date shall, to the extent practical, be taken into account as though the relevant Tax period ended on the Closing Date (and all income, gain, credits, deductions and losses shall be determined on such basis). All determinations necessary to give effect to the foregoing allocation shall be made in a manner consistent with prior practice of the Taxpayers and their respective subsidiaries.

     Section 13.0 Employees and Employee Benefits. The Seller shall use its best efforts to make available to Purchaser all employees of the Company at the Effective Time. The Purchaser shall have no obligations to hire or continue the employment of any of the Company's employees. The Seller shall be solely responsible for the satisfaction of all claims for benefits brought by or in respect of any Person who was an employee of the Company immediately prior to the Effective Time under any Plan or any government mandated benefits (worker's compensation and unemployment compensation) or otherwise, which claims are based on occurrences prior to the Effective Time, or as a result of the Merger and the transactions contemplated herein, regardless of when notices of such claims were filed. The Seller shall retain responsibility for and shall indemnify and hold the Purchaser harmless with respect to all compensation payable, including with respect to the benefits or other liabilities payable with respect to all Plans, relating to employees of the Company or its subsidiaries who retired or terminated employment prior to the Effective Time. The Seller shall have no responsibility to provide benefits or government mandated benefits for claims arising out of events that occurred after the Effective Time; provided, however, the Seller shall remain liable for any claims arising out of events that occurred prior to and at the Effective Time.

            At the Effective Time, the Seller shall retain or assume all liabilities of any kind or description (including, without limitation, disability payments, workers compensation awards and health benefits) with respect to any former employees (including, without limitation, retirees and disabled Persons) as of the Effective Time.

     Section 13.0 Tax Audits. Each party shall have the right, at its own expense, to control any audit or determination by any authority, initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes for any taxable period for which that party is charged with responsibility for filing a Tax Return under this Agreement (collectively, "Tax Actions"); provided, however, that the Seller, on the one hand, or the Purchaser, on the other, shall not have the right to agree to any assessment, deficiency, settlement, or other adjustment or proposed adjustment of Taxes that would adversely affect the interests of the other without such other

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

party's written consent, which consent shall not be unreasonably withheld, and, provided, further, that Purchaser shall have the right, at the expense of Seller, to assume Tax Actions in the event Seller shall fail to take Tax Actions reasonably available to it. The Seller shall notify the Purchaser, and the Purchaser shall notify the Seller, as the case may be, if any taxing authority shall, upon audit or otherwise, propose in writing an adjustment to tax items which could give rise to a claim against or by the Purchaser.

     Section 13.0 Certain Contracts. The Seller hereby assigns to the Company, and will cause each other Physician Employee to assign, the rights to payments and other financial interests of Seller or such Physician Employee, as the case may be, under those Contracts listed on Schedule 13.04.

     Section 13.0 Further Assurances. Subject to the terms and conditions hereof, the Seller agrees that after the Effective Time it will execute and deliver such documents to the Purchaser as the Purchaser may reasonably request in order to consummate the transactions contemplated hereby.

     Section 13.0 Board Representation. The Purchaser agrees that for so long as the Common Stock Consideration is, and continues to be, owned by the Seller, together with the Physician Stockholders, and represents in excess of 30% of the outstanding Capital Stock of the Purchaser, then the Purchaser will use its reasonable efforts to cause its Board of Directors, subject to their fiduciary obligations, to nominate one individual designated by the Seller to be nominated for election to the Purchaser's Board of Directors. The Seller hereby agrees that Dr. Patel will be its nominee until he is unable to serve.

     Section 13.0 Seller's Indebtedness to the Company. The Seller hereby agrees to repay the net payable reflecting certain accrued expenses (the "Seller's Payable") due from the Seller to the Company, the aggregate amount of which was $________ as of _________ and $________ as of the Closing Date, on a monthly basis, from any payments received by the Seller in respect of accounts receivable which arose prior to the Closing Date. All amounts of the Seller's Payable not previously paid out of such accounts receivable will be due and payable on the third anniversary of the Closing Date pursuant to the Promissory Note, a form of which is attached hereto as Exhibit 7, which also provides for certain minimum payments to be received on the first and second anniversaries of the Closing Date in the event that the payments out of such accounts receivable do not reach certain thresholds and (b) the Seller's obligations with respect to the Seller's Payable shall be secured by a first priority perfected security interest in and to all of the accounts receivable of the Seller pursuant to the Security Agreement, a form of which is attached hereto as Exhibit 8.

     [Section 13. Line of Credit. The Purchaser hereby agrees to provide a line of credit to the Seller (the "Line of Credit") of up to $1.5 million to assist the Seller with respect to a potential shortfall in cash receipts during the first year following the Closing Date; provided, however, that the Line of Credit will be funded upon the terms and subject to the conditions set forth in the Loan Agreement attached hereto as Exhibit 5, including without limitation, that the Line of Credit will (a) bear interest at the Purchaser's cost of funds, (b) be secured by a perfected security interest in and to all of the assets of the Seller (subordinate only to the security interest of the Purchaser pursuant to the Security Agreement) pursuant to the Line of Credit Security Agreement, a form of which is attached hereto as Exhibit 4, (c) be guaranteed by the Seller and the Physician Stockholders on the same terms and conditions as the DVI Term Loan, as set forth in Section 6.11, and (d) be repaid by the Seller and the Physician Stockholders within thirty-six (36) months after the Line of Credit is funded (the "Term"), with quarterly interest payments of $______ only during the first twelve months of the Term, and quarterly payments of principal and interest of $_____ during the final twenty-four (24) months of the Term.]

                                  ARTICLE XIV.

                                 MISCELLANEOUS.

     Section 14.0 Publicity. From the date hereof to the Closing Date, each of the Purchaser, the Merger Sub, the Seller, the Physician Stockholders and the Company agrees not to issue any announcement, press release, public statement or other information to the press or any third party with respect to the Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto (which approval shall not be unreasonably withheld); provided, however, that nothing contained herein shall prevent any party hereto, at any time, from furnishing any required information to any Governmental Authority or from issuing any announcement, press release, public statement or other information to the press or any third party with respect to the Agreement or the transaction contemplated hereby if required by Law.

     Section 14.0 Costs. Except as expressly provided herein, including but not limited to Section 6.10, each of the Purchaser, the Merger Sub, the Seller, the Physician Stockholders and the Company shall pay their own costs and expenses, including any accounting fees, legal fees, brokerage fees, commissions or finder's fees incurred by such party, in connection with the negotiation and preparation of this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     Section 14.0 Headings. Subject headings are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

     Section 14.0 Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by telecopy, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery service or express mail for next day delivery and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

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



      If to the Seller, to:

      Pavonia Medical Associates, P.A.
      600 Pavonia Avenue
      Jersey City, New Jersey  07304
      Attn:  Manmohan Patel, M.D.
      Fax:

      with a copy to:

      Witman, Stadtmauer & Michaels, P.A.
      26 Columbia Turnpike
      Florham Park, New Jersey 07932
      Attn:  Leonard J. Witman, Esq.
      Fax: (973) 822-1188

      If to the Purchaser, to:

      c/o Healthcare Imaging Services, Inc.
      200 Schulz Drive
      Red Bank, New Jersey  07701
      Attn:  Elliott H. Vernon, Esq.
      Fax:  (732) 224-9362

      with a copy to:

      Swidler Berlin Shereff Friedman, LLP
      919 Third Avenue
      New York, New York  10022
      Attn:  Scott M. Zimmerman, Esq.
      Fax:  (212) 758-9526

      If to the Merger Sub, to:

      HIS PPM Co.
      c/o Healthcare Imaging Services, Inc.
      200 Schulz Drive
      Red Bank, New Jersey  07701
      Attn:  Elliott H. Vernon, Esq.
      Fax: (732) 224-9362
      with a copy to:

      Swidler Berlin Shereff Friedman, LLP
      919 Third Avenue
      New York, New York  10022
      Attn:  Scott M. Zimmerman, Esq.
      Fax:  (212) 758-9526

      If to the Company, to:

      Jersey Integrated Health Practice, Inc.
      600 Pavonia Avenue
      Jersey City, New Jersey  07304
      Attn:  Manmohan A. Patel, M.D.
      Fax:

      with a copy to:

      Witman, Stadtmauer & Michaels, P.A.
      26 Columbia Turnpike
      Florham Park, New Jersey 07932
      Attn:  Leonard J. Witman, Esq.
      Fax: (973) 822-1188

      If to the Physician Stockholders, to:

      [


                                                               ]

      with a copy to:

      [

                                                           ]

     Section 14.0 Assignment and Successors. Prior to the Effective Time, neither the Purchaser, the Merger Sub, the Seller nor the Physician Stockholders shall assign any rights or delegate any duties hereunder without the prior written consent of the other. At or after the Effective Time, the Purchaser may assign its rights under this Agreement to its lenders as security for its obligations.


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



     Section 14.0 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

     Section 14.0 Governing Law; Forum; Process. This Agreement shall be construed in accordance with, and governed by, the Laws of the State of New Jersey as applied to contracts made and to be performed entirely in the State of New Jersey without regard to principles of conflicts of Law. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New Jersey or any federal court sitting in the State of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New Jersey or any federal court sitting in the State of New Jersey and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 14.0 Entire Agreement. This Agreement, including the Schedules hereto, sets forth the entire understanding and agreement and supersedes any and all other understandings, negotiations or agreements between the Seller, the Company, the Physician Stockholders, the Purchaser and the Merger Sub relating to the Merger and the transactions contemplated herein.

     Section 14.0 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

     Section 14.1 Severability. In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

     Section 14.1 No Prejudice. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

     Section 14.1 Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

     Section 14.1 Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any Person other than the parties hereto

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



any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     Section 14.1 Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by all parties hereto.

     Section 14.1 Waiver. At any time prior to the Effective Time, the Purchaser on the one hand or the Seller on the other may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions of the other contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

     Section 14.1 Knowledge. References herein to the Company's knowledge shall include the knowledge and belief of the Seller and every officer of the Company, and reference herein to the Seller's knowledge shall include the knowledge and belief of the Physician Stockholders and every officer of the Seller, in each case after due inquiry and consultation.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                        HEALTHCARE IMAGING SERVICES, INC.

                        By:   /s/ Elliott H. Vernon
                             Name: Elliott H. Vernon
                Title:Chairman of the Board, President and Chief
                                    Executive Officer

                        HIS PPM CO.

                        By:   /s/ Elliott H. Vernon
                             Name: Elliott H. Vernon
                              Title:Chief Executive Officer

                        PAVONIA MEDICAL ASSOCIATES, P.A.

                        By:   /s/ Jay Sklower, D.O.
                             Name: Jay Sklower, D.O.
                 Title:Managing Director and Secretary-Treasurer

                        JERSEY INTEGRATED HEALTH PRACTICE, INC.

                        By:   /s/ Manmohan A. Patel, M.D.
                              Name: Manmohan A. Patel, M.D.
                              Title:Chairman of the Board

                              PHYSICIAN STOCKHOLDERS OF PAVONIA:

                              ---------------------------------------
                              Manmohan Patel, M.D.

                              ---------------------------------------
                              Bakul Desai, M.D.

                              ---------------------------------------
                              Jay Sklower, D.O.

                              ---------------------------------------
                               Frank Rotella, M.D.

                              ---------------------------------------
                              George Ciechanowski, M.D.

                              ---------------------------------------
                              Victor Marchione, M.D.

                              ---------------------------------------
                              Nicholas Scarpa, M.D.

                              ---------------------------------------
                              Eugene DeSimone, M.D.

                              ---------------------------------------
                              Anthony Del Piano, M.D.

                              ---------------------------------------
                              Anthony Raffaelli, M.D.

                              ---------------------------------------
                              May Abed, M.D.

                              ---------------------------------------
                              Paul Stoopack, M.D.